UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Callaway Golf Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 26, 2020

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Callaway Golf Company, which will be held on Tuesday, May 12, 2020, at our offices located at 2180 Rutherford Road, Carlsbad, California 92008, commencing at 8:00 a.m. (Pacific Time). A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders who attend.

At the meeting, your Board of Directors will ask shareholders to (i) elect ten directors; (ii) ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; (iii) approve, on an advisory basis, the compensation of our named executive officers; and (iv) approve an amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the director nominees, “FOR” ratification of the appointment of our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers and “FOR” the amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing notice of and access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our shareholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the annual meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

Thank you for your continued interest in and support of Callaway Golf Company.

Sincerely,

Oliver G. (Chip) Brewer III

President and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

When	Tuesday, May 12, 2020, 8:00 a.m. (Pacific Time).

Where*	Callaway Golf Company 2180 Rutherford Road Carlsbad, California 92008 (A map is provided on the back page of these materials for your reference)

Items of Business

1.    To elect as directors the ten nominees named in the accompanying proxy statement.

2.    To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2020 fiscal year.

3.    To approve, on an advisory basis, the compensation of the company’s named executive officers.

4.    To approve an amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors.

5.    To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Record Date	March 16, 2020. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote

Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. Please review the proxy materials for the annual meeting and follow the instructions in the section entitled “Voting Information” of the accompanying proxy statement beginning on page 3 to vote. As described on page 6 of the accompanying proxy statement, any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy card by mail or voted via the Internet or by telephone.

Carlsbad, California March 26, 2020	By Order of the Board of Directors, Sarah E. Kim Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 12, 2020:	The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/callawaygolf/2020

* Due to the emerging public health impact of coronavirus (COVID-19), the Company is planning for the possibility that the date, time or location of the Annual Meeting may be changed, or that the Annual Meeting may be held solely by means of remote communication. If this step is taken, the Company will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available on the Company’s website at www.callawaygolf.com under Investor Relations.

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

PROXY STATEMENT

2020 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Callaway Golf Company (the “Company”) has prepared these materials for its 2020 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held at the Company’s offices located at 2180 Rutherford Road, Carlsbad, California 92008 on Tuesday, May 12, 2020 commencing at 8:00 a.m. (Pacific Time). You are invited to attend and are requested to vote on the proposals described in this Proxy Statement. The Company is soliciting proxies for use at the Annual Meeting.

The proxy materials were first sent or made available to shareholders on or about March 26, 2020.

Due to the emerging public health impact of coronavirus (COVID-19), the Company is planning for the possibility that the date, time or location of the Annual Meeting may be changed, or that the Annual Meeting may be held solely by means of remote communication. If this step is taken, the Company will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available on the Company’s website at www.callawaygolf.com under Investor Relations.

What is included in these proxy materials?

•	The Notice of 2020 Annual Meeting of Shareholders
•	This Proxy Statement
•	The Company’s 2019 Annual Report to Shareholders

If you requested printed versions by mail, you also will receive a proxy card or voting instruction form.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to its shareholders who have not previously requested paper proxy materials with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Shareholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. The Company encourages its shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of proxy materials.

What items will be voted on at the Annual Meeting?

There are four items that shareholders may vote on at the Annual Meeting:

•	To elect to the Company’s Board of Directors (the “Board”) the ten nominees named in this Proxy Statement;
•	To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
•	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
•	To approve an amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the Board’s recommendation.

VOTING INFORMATION

Who may vote at the Annual Meeting?

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 16, 2020, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The Company had no other class of capital stock outstanding as of the record date, and no other shares are entitled to notice of, or to vote at, the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares and the Company’s proxy materials have been made available to you by the Company. If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and the Company’s proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.

If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by completing, signing and dating the proxy card and returning it.
•

In person. You may vote in person at the Annual Meeting. You must bring valid photo identification such as a driver’s license or passport and you may be requested to provide proof of stock ownership as of the record date.

Votes submitted by proxy via the Internet, by telephone or by mail must be received by 1:00 a.m., Pacific Time, on May 12, 2020.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

If you are a beneficial owner of shares registered in the name of your bank, broker, trustee or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. The availability of telephonic or Internet voting will depend on your bank’s, broker’s, trustee’s or other nominee’s voting process. Please check with your bank, broker, trustee or other nominee and follow the voting instructions they provide to vote your shares. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker, trustee or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

How are proxies voted?

All shares represented by valid proxies received on a timely basis prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Similarly, if you transmit your voting instructions by telephone or via the Internet, your shares will be voted as you have instructed.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter. A bank, broker, trustee or other nominee may generally vote your shares on routine matters even without receiving instructions from you, and therefore no broker non-votes are expected with respect to this proposal.

The election of directors, approval, on an advisory basis, of the compensation of the Company’s named executive officers and approval of the amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors are considered non-routine matters. Brokers and other nominees cannot vote your shares on these proposals without receiving instructions from you, and therefore broker non-votes may occur with respect to these proposals.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” each of the ten nominees for election as director as set forth in this Proxy Statement;
•	“FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
•	“FOR” the approval of an amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors.

By returning your proxy via the Internet or by telephone or mail, unless you notify the Company’s Corporate Secretary in writing to the contrary, you are also authorizing the proxies to vote your shares in accordance with the Board’s recommendation on any other matter that may properly come before the Annual Meeting. The Company does not currently know of any such other matter.

What is the quorum requirement for the Annual Meeting?

As of the record date for the Annual Meeting, there were 94,107,978 shares of Common Stock issued and outstanding. Under Delaware law and the Company’s Bylaws, the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you withhold votes or abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

How many votes does each share have?

Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. A shareholder of record may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated, or if such shareholder votes in person at the Annual Meeting, such shareholder must submit a ballot and make an explicit statement of the intent to cumulate votes. A shareholder who holds shares beneficially through a bank, broker, trustee or other nominee and wishes to cumulate votes, should contact his, her or its bank, broker, trustee or other nominee. Internet and telephone voting cannot accommodate cumulative voting.

What is the voting requirement to approve each of the proposals?

Assuming a quorum is present at the Annual Meeting, the ten nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Returning a proxy giving authority to vote for the nominees named in this Proxy Statement will also give discretion to the designated proxies to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required for (i) the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and (iii) the approval of the amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors.

How are withheld votes, abstentions and broker non-votes treated?

As noted above, withheld votes, abstentions and broker non-votes are counted for purposes of determining a quorum. For purposes of determining whether a proposal is approved (other than the election of directors), withheld votes and abstentions are counted in the tabulation of shares present in person or represented by proxy and have the same effect as voting against a proposal. Broker non-votes are not considered as shares having voting power present in person or represented by proxy and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal.

Can I change my vote or revoke my proxy after I have voted?

Shareholders of Record. You may revoke your proxy and change your vote at any time before your shares are voted at the Annual Meeting by taking any of the following actions:

•	filing with the Company’s Corporate Secretary either a written notice of revocation or a duly executed proxy dated later than the proxy you wish to revoke;
•

voting again on a later date via the Internet or by telephone by no later than 1:00 a.m., Pacific Time, on May 12, 2020 (in which case only your latest Internet or telephone proxy submitted will be counted); or

•	attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Any written notice of revocation or later dated proxy that is mailed must be received by the Company’s Corporate Secretary before the close of business on May 11, 2020, and should be addressed as follows: Callaway Golf Company, Attention: Corporate Secretary, 2180 Rutherford Road, Carlsbad, California 92008. Alternatively, you may hand deliver a written revocation notice or a later dated proxy to the Company’s Corporate Secretary at the Annual Meeting before voting begins.

Beneficial Owners of Shares Held in Street Name. You must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via the Internet or by telephone as instructed on each proxy card.

Who is soliciting these proxies and who is paying the solicitation costs?

The cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials and proxy materials and, if applicable, proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained Alliance Advisors LLC to assist in the solicitation of proxies for a base fee of approximately $12,500, plus out-of-pocket expenses.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy?

With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits the Company to send a single set of such proxy materials or, where applicable, one Notice of Internet Availability of Proxy Materials, to any household at which two or more shareholders reside if they appear to be members of the same family (unless otherwise requested by one or more of such shareholders). Each shareholder, however, still receives a separate proxy card if he or she receives paper copies. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. This year, the Company will be mailing primarily Notices of Internet Availability of Proxy Materials and only a small number of printed copies of the annual report and Proxy Statement to parties who have requested paper copies.

A number of banks, brokers and other third parties have instituted householding and have previously sent a notice to that effect to certain of the Company’s beneficial shareholders whose shares are registered in the name of the bank, broker or other third party. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one proxy statement or one Notice of Internet Availability of Proxy Materials will be mailed to an address at which two or more such shareholders reside. If any shareholder residing at such an address wishes to receive a separate annual report and proxy statement or Notice of Internet Availability of Proxy Materials in the future, such shareholder should telephone the householding election system (toll-free) at 1-800-522-6645.

In addition, (i) if any shareholder who previously consented to householding desires to promptly receive a separate copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials, for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders at such address desire to receive only a single copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials, then such shareholder should, if such shareholder is a beneficial shareholder, contact his or her bank, broker or other third party in whose name the shares are registered or, if such shareholder is a shareholder of record, contact the Company as follows: Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of such material was delivered.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the meeting, the Company intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.

What else is expected to take place at the Annual Meeting?

The main purpose of the Annual Meeting is to conduct the business described in this Proxy Statement. As such, the Company intends to conduct the required business and then have a short question and answer period. The Company does not intend to make a formal presentation to shareholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Guidelines

Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of their shareholders. The Company is committed to maintaining high standards of corporate governance, and the Board has adopted Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance. They address, among other topics:

• Board size • Board leadership • Board oversight responsibility • Succession planning • Director, CEO and executive officer stock ownership guidelines	• Director independence • Director emeritus • Limits on directors serving on other boards • Director compensation • Director orientation and continuing education	• Board membership criteria • Majority vote policy in uncontested director elections • Board access to independent auditors and advisors • Annual Board assessment

Director Independence

The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not a Company employee and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law or regulation and the listing standards of the New York Stock Exchange (the “NYSE”). In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to any organization with which the director is affiliated. To assist in its independence evaluation, the Board adopted categorical independence standards, which are listed in Appendix A to the Corporate Governance Guidelines. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that each of the ten current non-management directors is independent. Oliver G. Brewer III, the Company’s President and Chief Executive Officer, is the only current director who is not independent. Therefore, a substantial majority of the Board members is independent, and all director nominees other than Mr. Brewer are independent.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible, among other things, for developing and recommending to the Board criteria for Board membership and for identifying and recruiting potential Board candidates based on the identified criteria in the context of the Board as a whole and in light of the Board’s needs at a particular time. The Nominating and Corporate Governance Committee has worked with the Board to identify certain minimum criteria that every candidate must meet in order to be considered eligible to serve on the Board: a candidate must (i) exhibit very high personal and professional ethics, integrity and values; (ii) not have any conflicting interest that would materially impair his or her ability to discharge the fiduciary duties of a director; (iii) be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) be able to devote adequate time to Board activities. A potential candidate will not be considered for a directorship unless he or she satisfies these threshold criteria.

In addition to these minimum threshold criteria, the Board believes that, as a whole, the Board should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In this regard, the Board has determined that one or more of its members, among other things, should (i) be currently serving as an active executive of another corporation, (ii) have prior experience as a chief executive officer or an operating executive with significant responsibility for operating results, (iii) have public company executive experience, (iv) have public company board experience, (v) have corporate governance experience, (vi) have executive compensation experience, and (vii) have consumer products experience. The Board also believes that one or more of its members should have functional expertise in each of finance, accounting, legal matters, investment banking, human resources and compensation, technology, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, retail business, and mergers and acquisitions. Potential candidates are evaluated based upon the factors described above as well as their independence and relevant business and industry experience.

The annual evaluation and assessment of the Board and its committees that is performed under the direction of the Nominating and Corporate Governance Committee enables the Board to update its determination of the skills and experience it seeks on the Board as a whole and in individual directors as the Company’s needs evolve and change over time. See the section below entitled, “— Annual Board and Committee Evaluation and Assessment.” In identifying director candidates from time to time, the Board or Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board of directors.

In addition, although the Board does not have a formal policy regarding diversity, it believes that ethnic, gender and cultural diversity among its members can provide distinct value and is important. In considering a potential new candidate, the Board considers whether he or she would increase the Board’s ethnic, gender or cultural diversity.

Identification of Potential Director Candidates

The Nominating and Corporate Governance Committee uses a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Board, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will evaluate director candidates properly submitted by shareholders in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws, including the requirement to provide certain specified information with respect to such shareholder and its candidate for nomination, and who make such nominations in a timely manner in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described under the section entitled “Shareholder Nominations and Proposals” in this Proxy Statement.

Nomination Process

The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity on the Board and contributes to its ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Nominating and Corporate Governance Committee first considers the Company’s incumbent directors who desire to continue their service. The Nominating and Corporate Governance Committee will generally recommend to the Board an incumbent director for re-election if the Nominating and Corporate Governance Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described above, (ii) the incumbent director has satisfactorily performed his or her duties as a director during the most recent term and (iii) there exists no reason why, in the Nominating and Corporate Governance Committee’s view, the incumbent director should not be re-elected. If a Board vacancy becomes available as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase its size, the Nominating and Corporate Governance Committee proceeds to identify candidates who meet the required criteria and attributes.

Service on Other Public Boards

Under the Company’s Corporate Governance Guidelines, a director may not serve on the board of directors of more than four other public corporations in addition to the Company’s Board. A director who also serves as the chief executive officer of a publicly traded company should not serve on more than three boards of publicly traded companies (including the company for which the director is CEO). In advance of accepting an invitation to serve on the board of another public corporation, directors should consult with the Board Chairman or the Chair of the Nominating and Corporate Governance Committee to confirm that service on such other board does not interfere with the director’s service on the Company’s Board or create an unacceptable conflict of interest. Further, no member of the Audit Committee may serve on the audit committee (or board committee performing similar functions) of more than two other public corporations without the prior approval of the Company’s Board. Regardless of a director’s outside activities, a director is always required to be able to devote sufficient time and attention to the Company’s business and to the performance of the director’s duties as a member of the Company’s Board.

Majority Vote Policy

Under the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any nominee who has a greater number of votes “withheld” from his or her election than votes “for” such election, which the Company refers to as a “Majority Withheld Vote,” is required to submit in writing an offer to resign to the Board Chairman promptly upon certification of the shareholder vote. The Board Chairman refers the matter to the Nominating and Corporate Governance Committee, which in turn will consider, among other things, the reasons for the Majority Withheld Vote and will recommend to the Board whether or not to accept the resignation offer. The Board will consider such recommendation and will determine whether to accept the resignation and, if it does not accept the resignation, whether any further action is needed to address the reasons for the Majority Withheld Vote. The Board is required to publicly disclose such determination and the basis therefor. The director nominee who received the Majority Withheld Vote does not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision.

Annual Board and Committee Assessment and Evaluation

Pursuant to the Company’s Corporate Governance Guidelines, the Board and each of its committees conduct, under the direction of the Nominating and Corporate Governance Committee, an

annual assessment of their functionality and effectiveness, including an assessment of the skills and experience that are currently represented on the Board and that the Board will find valuable in the future given the Company’s current situation and strategic plans. As part of this process, the Nominating and Corporate Governance Committee invites input from each director on the performance of each of the other directors. The Nominating and Corporate Governance Committee considers individual director performance at least annually when deciding whether to nominate an incumbent director for re-election.

Board Leadership Structure

The Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. The Board Chairman is selected by the Board as it deems to be in the best interests of the Company from time to time, and may be either a management or a non-management director. The Company’s Corporate Governance Guidelines provide that if the Board Chairman is not an independent director (e.g., when the Board Chairman is also the Chief Executive Officer), then the Board will appoint a lead independent director. The independent chairman or the lead independent director, as the case may be, works with the Company’s Chief Executive Officer and the Company’s Corporate Secretary to set the Board’s work program and meeting agendas, presides over Board meetings and the executive sessions (without management) of the independent directors, coordinates the activities of the independent directors, and serves as a liaison between the Company’s Chief Executive Officer and the independent directors.

The Company currently separates the positions of Board Chairman and Chief Executive Officer in recognition of the differences between the two roles. The Board Chairman is currently Ronald S. Beard, and Mr. Brewer is the Company’s Chief Executive Officer. Separating these positions and having the Board Chairman lead the Board in its oversight responsibilities enables the Company’s Chief Executive Officer to focus on day-to-day business and his other responsibilities. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Beard and Mr. Brewer. Accordingly, because Mr. Beard, who is an independent director, is serving as Board Chairman, the Board therefore does not currently have a director with the title of lead independent director. A copy of the charter for the Board Chairman position is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Memberships.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management and works with the Audit Committee and management in executing its oversight responsibility for risk management. The Board generally oversees risks related to the Company’s strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives. In addition, the Board has delegated to the Audit Committee the responsibility for oversight of certain of the Company’s risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) the Company’s policies regarding risk assessment and management, (iii) the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, and (iv) the establishment of procedures for (a) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls, auditing matters and federal securities law matters. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for overseeing any related party transactions.

On a day-to-day basis, it is management’s responsibility to manage risk and bring to the attention of the Board any significant risks facing the Company and the controls in place to manage those risks. As part of this responsibility, management conducts a periodic enterprise risk management assessment, which is led by the Company’s corporate audit department. All members of management responsible for key business functions and operations participate in this assessment. The assessment includes an identification, and evaluation of the potential impact, of the top risks facing the Company and the controls in place to mitigate such risks as well as possible opportunities to reduce such risks. This report is shared with the Audit Committee and the full Board.

See “Executive Officer Compensation—Governance and Other Considerations—Risk Assessment of Compensation Programs” below for information regarding the Company’s risk assessment of its compensation programs.

Board Committees

The Board currently has three standing committees:

•	the Audit Committee;

•	the Compensation and Management Succession Committee (sometimes referred to as the “Compensation Committee” in this Proxy Statement); and

•	the Nominating and Corporate Governance Committee.

The Board has adopted written charters for each of the three standing committees, copies of which are available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Committees. Upon request, the Company will provide to any person without charge a copy of such charters. Any such request may be made by contacting the Company’s Investor Relations Department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.

The Board has determined that the chair of each committee and all committee members are independent under applicable NYSE and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Samuel H. Armacost	✓	Chair	Member	—
Scott H. Baxter(1)	✓	—	—	—
Ronald S. Beard(2)	✓	Member	Member	Member
Oliver G. Brewer III	—	—	—	—
John C. Cushman, III	✓	—	Member	Member
Laura J. Flanagan	✓	—	Member	—
Russell L. Fleischer	✓	Member	—	—
John F. Lundgren	✓	Member	Chair	—
Adebayo O. Ogunlesi	✓	Member	—	Chair
Linda B. Segre	✓	—	Member	Member
Anthony S. Thornley	✓	Member	—	Member

(1) Mr. Baxter joined the Board in November 2019 and therefore he is not yet a member of any of the committees.

(2) Following the Annual Meeting, Mr. Beard will no longer serve as a member of any of the committees as he is not standing for re-election to the Board.

Audit Committee. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s role includes representing and assisting the Board in discharging its oversight responsibility relating to: (a) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (b) the Company’s outside auditors, including their qualifications, performance and independence; (c) the performance of the Company’s internal audit function; and (d) the Company’s compliance with legal and regulatory requirements. The Audit Committee:

•	is responsible for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention, oversight and termination;

•	approves in advance all services to be performed by the outside auditors, including pre-approval of any permissible non-audit service to be provided by the outside auditors;

•

obtains and reviews, at least annually, a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues;

•	reviews and considers, at least annually, the independence of the outside auditors;

•	annually reviews and discusses the performance and effectiveness of the internal audit function;

•

reviews and discusses the adequacy and effectiveness of the Company’s internal controls, including any material weaknesses or significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management;

•	reviews and discusses the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;

•	reviews and discusses the Company’s policies with respect to risk assessment and risk management; and

•	oversees the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, including review of conflict of interest issues.

Audit Committee Financial Sophistication and Expertise. The Board has determined that each Audit Committee member is financially literate and has the accounting or related financial management expertise within the meaning of NYSE listing standards. The Board has also determined that at least one Audit Committee member qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board has designated Mr. Armacost as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other Audit Committee members make them well qualified to serve on the Audit Committee. Shareholders should understand that Mr. Armacost’s designation as an Audit Committee Financial Expert is an SEC disclosure requirement, and it does not impose on Mr. Armacost any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Additional information regarding the Audit Committee’s responsibilities can be found under the sections entitled “— Risk Oversight,” above and “Audit Committee Report” and “Information Concerning Independent Registered Public Accounting Firm,” below.

Compensation and Management Succession Committee. The Compensation Committee:

•

oversees the Company’s overall compensation philosophy, policies and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives given the Company’s strategic and operational objectives;

•

administers and makes recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans, including granting awards under any such plans, and approves, amends or modifies the terms of compensation and benefit plans as appropriate;

•

reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluates his or her performance in light of those goals and objectives, and, together with the other independent members of the Board, determines and approves the Chief Executive Officer’s compensation level based on this evaluation;

•	evaluates the performance of the Company’s other executive officers and sets their compensation after considering the recommendation of the Company’s Chief Executive Officer;

•	reviews and approves employment agreements and severance arrangements for the Company’s executive officers, including change-in-control provisions, plans or agreements;

•	is responsible for assisting the Board with Chief Executive Officer and other management succession issues and planning;

•	reviews, as appropriate, compensation and benefits plans affecting employees in addition to those applicable to the Company’s executive officers;

•	reviews the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and reviews the results of this assessment;

•

at least annually assesses whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual report and proxy statement; and

•	oversees or participates in the Company’s engagement efforts with shareholders on the subject of executive compensation.

Additional information regarding the Compensation Committee’s responsibilities can be found under the section entitled “Executive Officer Compensation,” below.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:

•	identifies and recommends to the Board individuals who are qualified to serve on the Board and who should stand for election at each annual meeting of shareholders;

•	develops and recommend to the Board standards to be used in assessing director independence;

•	oversees the Company’s corporate governance matters and policies, including the Company’s Corporate Governance Guidelines;

•	oversees the annual evaluation and assessment of the Board and its committees;

•	reviews the leadership structure of the Board and recommends changes to the Board as appropriate;

•	makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	recommends candidates to the Board for appointment to its committees; and

•	reviews related person transactions and adopts policies and procedures for the review, approval and ratification of related person transactions.

Additional information regarding the Nominating and Corporate Governance Committee’s responsibilities can be found under the sections entitled “— Director Qualifications,” “— Identification of Potential Director Candidates,” “— Nomination Process” and “— Annual Board and Committee Assessment and Evaluation,” above.

Meetings and Director Attendance

During 2019, the Board met seven times and the independent directors met in executive session at four of those meetings and determined that there was no need to meet in executive session at the other meetings; the Audit Committee met seven times; the Compensation Committee met five times; and the Nominating and Corporate Governance Committee met four times. In addition to meetings, the members of the Board and its committees sometimes take action by written consent in lieu of a meeting, which is permitted under Delaware corporate law, or discuss Company business without calling a formal meeting.

During 2019, all of the Company’s directors attended in excess of 75% of the meetings of the Board and of its committees on which they served. All of the directors standing for re-election are expected to attend the annual meetings of shareholders, and all such directors who were serving on the Board at such time attended the 2019 annual meeting of shareholders, with the exception of Mr. Ogunlesi. Mr. Ogunlesi attended the last six annual meetings of shareholders prior to 2019.

Communications with the Board

Shareholders and other interested parties may contact the Board Chairman or the non-management directors as a group by e-mail at: non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. The Company’s Corporate Secretary’s office reviews all incoming communications and filters out solicitations and junk mail. All legitimate non-solicitation and non-junk mail communications are distributed to the non-management directors or handled as appropriate as directed by the Board Chairman.

Code of Conduct

The Board has adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of certain provisions of our Code of Conduct, or amendments to such provisions, that apply to the Company’s directors and senior financial and executive officers on its website at www.callawaygolf.com.

The Code of Conduct is available on the Company’s website at www.callawaygolf.com under Investor Relations — Code of Conduct. Upon request, the Company will provide to any person without charge a copy of the Code of Conduct. Any such request may be made by contacting the Company’s Investor Relations department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.

Sustainability Initiative

In 2019, the Company, at the direction of its Chief Executive Officer and Board of Directors, launched the Sustainability Initiative with the goal of enhancing and improving the Company’s overall performance with respect to environmental and social sustainability. Core team members known as Sustainability Champions were selected throughout the organization at the executive and management levels to drive global enterprise-wide initiatives and promote employee-driven projects at the local levels. The Sustainability Initiative created a more formalized platform within the Company to continue building on the Company’s existing and ongoing efforts to preserve and protect the environment and conduct business in a socially-responsible manner. This centralized platform also allows for enhanced collaboration across the Company’s brands, which has a synergistic effect as the organization adopts a more holistic approach in standardizing and updating its sustainability policies and practices on a global scale.

Sustainability Champions meet on a bi-monthly basis, and progress made through the Sustainability Initiative will be reported on a regular basis to the Company’s senior management and the Board of Directors. This will promote transparency regarding key environmental and social initiatives undertaken by the Company as well as related risks and opportunities for improvement. These initiatives will be benchmarked against the sustainability framework published by the Sustainability Accounting Standards Board (“SASB”) with respect to sustainability issues that are likely to affect the financial conditions or operating performances of companies in the consumer goods sector.

Environmental, Health and Safety Responsibility

The Company is committed to conducting its business in a sustainable manner and maintains policies and procedures that establish the foundation of its environmental responsibility program. The Company is committed to empowering employees and suppliers at all levels to promote safe and environmentally responsible practices. In this regard, the Company focuses on initiatives such as the reduction of volatile organic compound (“VOC”) emissions, reduction of hazardous waste, reduction in water usage, improved recycling and development programs which involve the elimination or reduction of undesirable chemicals and solvents in favor of safer and environmentally-preferred alternatives. These efforts are visible in the following areas among others:

Carbon/Climate and Energy

•	The Company actively pursues energy efficiency throughout its operation and achieved a 35% reduction of annual energy usage at its California operations between 2012 to 2019.

•	In 2019, the Company replaced a lower efficiency 12.5 million British Thermal Unit (“BTU”) boiler with two high efficiency 2.5 million BTU boilers.

•

The Company earned the U.S. Environmental Protection Agency SmartWay Certification, which promotes environmentally-efficient transportation, improving efficiency and reducing the Company’s carbon footprint.

•	Jack Wolfskin’s Idstein headquarters, Jack Wolfskin Hamburg distribution center and Jack Wolfskin retail stores in Germany, Austria and Switzerland all use 100% green energy.

Water

•	The Company switched from city water to reclaimed water for the Company’s Carlsbad headquarters and performance center irrigation.

•	Jack Wolfskin participates in the Zero Discharge of Hazardous Chemicals Group, and over 50% of its suppliers are bluesign system partners.

Air Quality

•	The Company collaborated with a large golf club supplier in China on its installation of a system to capture and treat at least 90% of harmful VOC emissions.

Recycling and Hazardous Materials

•	The Company maintains a chemical review and approval policy focused on green chemistry principles and employee safety.

•	The Company utilizes a life-cycle approach to optimize “best fit” packaging throughout distribution in North America.

•	The Company launched the “I Love a Green Callaway” program which is intended to make the Company’s Carlsbad headquarters more green.

In furtherance of these initiatives, the Company has adopted an Environmental, Health and Safety Policy, which is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate.

Social Responsibility

The Company seeks to focus on all social issues important to its employees, shareholders and customers, which include raising awareness with employees and within the Company’s supply chain about how the Company and its employees can make the right decisions on issues like product safety and work environments affecting those who help the Company make its products. In 2007, a Corporate Social Responsibility (“CSR”) Program was initiated to continually drive improvements throughout the Company’s supply chain. The Company maintains a Code of Conduct, Supplier Code of Conduct and Human Rights Policy, which establish the foundation of its CSR Program. In 2019, the Company updated its CSR audit policy and procedure, benchmarking with the United Nations Universal Declaration of Human Rights and International Labor Organization Guidelines. The Company drives compliance with the CSR Program by using administrative controls such as executing supplier contracts, providing new supplier on-boarding review and approval, conducting internal and third party supplier audits, and requiring employee and supplier training and education.

In addition to the CSR Program, the Company participates in environmental, social and product compliance working groups through the American Apparel and Footwear Association (“AAFA”) and is a signatory to the Responsible Recruiting Commitment and Cambodia (Worker’s Rights) Brand Letter. Also, Jack Wolfskin’s engagement in the Fair Wear Foundation promotes social responsibility and transparency in the supply chain. These groups and engagements help the Company stay up-to-date with industry news, trends, issues and best practices.

Product safety and quality are integral to the Company’s commitment to innovation and are regularly considered by designers and program engineers to ensure product compliance throughout the product life-cycle. Quality and compliance starts with the design and is validated using product compliance audits, quality inspections and physical and chemical testing. The Company benchmarks with the AAFA Restricted Substance List, AFIRM RSL Toolkit and Jack Wolfskin’s Green Book, which are various restricted substance lists that the Company uses to manage its product testing.

Stock Ownership Guidelines

In order to promote ownership of the Common Stock by the Company’s non-management directors and executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s non-employee directors and executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Annual Retainer

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which a director or an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a living trust for the individual’s benefit, count toward this ownership requirement. Restricted stock and service-based restricted stock unit awards held by the director or executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless a non-employee director or executive officer is in compliance with these guidelines, he or she is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such non-employee director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2019, all directors and executive officers attained the minimum ownership levels or were otherwise in compliance with the Company’s stock ownership guidelines.

Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.

Compensation Committee Interlocks and Insider Participation

In 2019, the Company’s executive officer compensation matters were handled by the Compensation Committee, which was during 2019 and is currently comprised of the following directors: Messrs. Armacost, Beard, Cushman, and Lundgren (Chair) and Mses. Flanagan and Segre. During the times of their committee service during 2019, all of such members were determined to be independent and there were no compensation committee interlocks.

Director Compensation

Directors who are not also Company employees are compensated for their service on the Board and its committees with a mix of cash and equity-based compensation. Directors are also reimbursed for their travel expenses incurred in connection with their duties, and receive other benefits such as the right to use, and the right to purchase at a discount, the Company’s products. As discussed above, the Compensation Committee periodically reviews the compensation and benefits the directors receive from the Company for service on the Board and on Board committees and recommends changes to the Board.

Mr. Brewer, as the Company’s President and Chief Executive Officer, does not receive any additional cash or equity-based compensation for serving on the Board.

In determining the reasonableness of the Company’s director compensation, the Compensation Committee periodically consults with, and reviews market data provided by, our independent compensation consultant. The primary source of the market data is from the same group of companies that are used for executive compensation purposes (the “Compensation Comparison Group”). We do not target a specific level of director compensation relative to the market reference information, but rather use such information, along with information on broader trends and practices, to help guide our decisions related to our director compensation program. In 2019, our independent compensation consultant began a review of our director compensation program relative to broad trends as well as practices of the Compensation Comparison Group. The review of director compensation is ongoing.

Cash Compensation. During 2019, non-employee directors were paid an annual base cash compensation of $75,000. Non-employee directors who serve as chairs of Board committees are paid an additional annual retainer fee. The Chair of the Audit Committee is paid $15,000; the Chair of the Compensation Committee is paid $12,500; the Chair of the Nominating and Corporate Governance Committee is paid $10,000; and the Board Chairman is paid an additional annual $40,000 cash retainer.

Equity-Based Compensation. Upon the initial election or appointment of a new director and for each year of continuing service on the Board, a non-employee director is granted restricted stock units generally (but may be granted stock options, restricted stock, restricted stock units, or a combination thereof, as permitted under the Company’s 2013 Non-Employee Directors Stock Incentive Plan) with an aggregate grant date fair value of approximately $100,000 (which may be prorated as determined by the Board) as the long-term incentive portion of director compensation. Such equity-based awards are made as of the date of appointment or re-election in the form and amount as determined by the Board on the recommendation of the Compensation Committee. The value and the number of equity awards granted to the directors in 2019 are reported in the table below.

Other Benefits. The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s current products whenever they play golf. To assist them in complying with this policy, non-employee directors are entitled to receive a limited amount of the Company’s golf club and golf ball products, free of charge, for their own personal use and the use of immediate family members residing in their households. Non-employee directors also receive a limited amount of other products (e.g., apparel and other accessories) free of charge and the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount. The aggregate value of this personal benefit did not exceed $10,000 for any director in 2019 and is therefore not required to be reported in the table below.

Director Compensation in Fiscal Year 2019

The following table summarizes the compensation of the Company’s non-employee directors for fiscal year 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel H. Armacost	$90,000	$98,305	$—	$—	$—	$—	$188,305
Scott H. Baxter(3)	$8,355	$49,706	$—	$—	$—	$—	$58,061
Ronald S. Beard	$115,000	$98,305	$—	$—	$—	$—	$213,305
John C. Cushman, III	$75,000	$98,305	$—	$—	$—	$—	$173,305
Laura J. Flanagan	$75,000	$98,305	$—	$—	$—	$—	$173,305
Russell L. Fleischer	$75,000	$98,305	$—	$—	$—	$—	$173,305
John F. Lundgren	$87,500	$98,305	$—	$—	$—	$—	$185,805
Adebayo O. Ogunlesi	$85,000	$98,305	$—	$—	$—	$—	$183,305
Linda B. Segre	$75,000	$98,305	$—	$—	$—	$—	$173,305
Anthony S. Thornley	$75,000	$98,305	$—	$—	$—	$—	$173,305

(1) Mr. Beard was paid an additional $40,000 for service as Board Chairman. Mr. Armacost was paid an additional $15,000 for service as Audit Committee Chair. Mr. Lundgren was paid an additional $12,500 for service as Compensation Committee Chair. Mr. Ogunlesi was paid an additional $10,000 for service as Nominating and Corporate Governance Committee Chair.

(2) Represents the aggregate grant date fair value of restricted stock units (“RSUs”) calculated for financial reporting purposes for the year utilizing the provisions of Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). See Note 15, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the year ended December 31, 2019 for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the date of grant. In 2019, each non-employee director who was re-elected to the Board was granted 5,876 RSUs with a grant date fair value of $98,305 as continuing service awards, which, subject to continued service, generally vest on the one-year anniversary of the grant date. In connection with the appointment of Mr. Baxter to the Board in November 2019, Mr. Baxter was granted 2,451 RSUs with a grant date value of $49,706, which, subject to continued service, vest on the one-year anniversary of the grant date.

The table below shows the number of outstanding RSUs held by the Company’s non-employee directors as of December 31, 2019, including accrued share dividend equivalents:

Director	# of RSUs
Messrs. Armacost, Beard, Cushman, Fleischer, Lundgren, Ogunlesi, Thornley and Mses. Flanagan and Segre	5,886
Mr. Baxter	2,452

(3) Mr. Baxter joined the Board in November 2019.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The terms of all of the Company’s directors expire at the annual meeting. The current size of the Company’s Board is eleven members. In March 2020, Mr. Ronald S. Beard notified the Company that he plans to retire from the Board at the end of his current term as director and will not stand for re-election to the Board at the 2020 annual meeting of shareholders. Mr. Beard has served as a director since 2001. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that, in connection with Mr. Beard’s retirement, it is in the best interests of the Company and its shareholders to decrease the number of directors constituting the whole Board from eleven to ten effective as of the date of the 2020 annual meeting of shareholders. Also, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated ten of the current directors identified in the table below to stand for election at the annual meeting to serve until the 2021 annual meeting of shareholders and until their respective successors are elected and qualified. Each of the nominees currently serves as a director of the Company. Following the 2020 annual meeting of shareholders, the Board will elect a new, independent Board Chairman or lead independent director, and the size of the Board will be reduced from eleven directors to ten directors.

Director Nominee	Positions with the Company
Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
Samuel H. Armacost	Director
Scott H. Baxter	Director
John C. Cushman, III	Director
Laura J. Flanagan	Director
Russell L. Fleischer	Director
John F. Lundgren	Director
Adebayo O. Ogunlesi	Director
Linda B. Segre	Director
Anthony S. Thornley	Director

Each director nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
Age: 56 Director Since: 2012 Board Committees: None

Since 2012, Mr. Brewer has served as the Company’s President and Chief Executive Officer and as a member of the Board. He has also, since 2012, served as a Director of Topgolf International, Inc., in which the Company has a minority ownership interest. From January 2002 to February 2012, Mr. Brewer served as the President and Chief Executive Officer and as a member of the board of Adams Golf, Inc. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and served as its Senior Vice President of Sales and Marketing from September 1998 to August 2000. Mr. Brewer is a graduate of William and Mary College and received his MBA from Harvard Business School in 1991.

Specific Qualifications, Attributes, Skills & Experience

Mr. Brewer is highly qualified, and was renominated, to serve on the Board, among other reasons, because the Board believes it is important to have the Company’s Chief Executive Officer serve on the Board as he is the one closest to the Company’s day-to-day operations. In addition, Mr. Brewer has extensive experience in the golf industry, public golf company board and executive officer experience, and has functional expertise in finance, human resources, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, selling to retailers, and mergers and acquisitions.

Samuel H. Armacost	Director
Age: 80 Director Since: 2003 Board Committees: Audit (Chair), Compensation

From 1981 to 2010, Mr. Armacost served as a Director of SRI International (formerly Stanford Research Institute), an independent nonprofit research institute, and was its Chairman from 1998 to March 2010 and Chairman Emeritus from April 2010 through December 2016. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. He was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Mr. Armacost also served as a board member of Chevron Corporation from 1982 to 2011, of Del Monte Foods, Inc. from 2002 to 2011, of Exponent, Inc. from 1989 to 2013 and of Franklin Resources, Inc. from 2004 to 2014. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964.

Specific Qualifications, Attributes, Skills & Experience

Mr. Armacost is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member as well as his prior chief executive officer experience of a public company, his other public company board experience, and his experience with corporate governance and executive compensation. He also has functional expertise in finance, accounting, investment banking, human resources/compensation, technology, international business, research and development, strategic planning, and mergers and acquisitions.

Scott H. Baxter	Director
Age: 55 Director Since: 2019 Board Committees: None

Mr. Baxter is the President and Chief Executive Officer and a member of the Board of Directors of Kontoor Brands, Inc., a global lifestyle apparel company. He was named Chief Executive Officer of Kontoor Brands in August 2018 when VF Corporation announced its intention to separate its Jeanswear organization into an independent, publicly traded company. Mr. Baxter has more than 30 years of business experience, including significant experience in the apparel industry. Prior to becoming the Chief Executive Officer of Kontoor Brands, Mr. Baxter was Group President, Americas West, for VF Corporation from January 2018 to August 2018 and was responsible for overseeing brands such as The North Face® and Vans®. He also held various other positions at VF Corporation from 2008 to 2018, including Vice President and Group President-Outdoor & Action Sports Americas from March 2016 until December 2017 and Vice President and Group President-Jeanswear Americas, Imagewear and South America from May 2013 until March 2016. In 2008, Mr. Baxter was named Coalition President for the Imagewear coalition, which comprised the Image and Licensed Sports Group divisions. Prior to joining VF, he served in other leadership roles, including at The Home Depot Company, Nestle and PepsiCo. Mr. Baxter holds a B.A. in History from the University of Toledo and an MBA from Northwestern University’s Kellogg Graduate School of Management.

Specific Qualifications, Attributes, Skills & Experience

Mr. Baxter is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience in the apparel industry, current executive position as Chief Executive Officer of Kontoor Brands, and his other executive experiences. Mr. Baxter also has functional expertise in manufacturing, strategic planning, consumer sales and marketing, sell-through retail and mergers and acquisitions.

John C. Cushman, III	Director
Age: 79 Director Since: 2003 Board Committees: Compensation, Nominating and Corporate Governance

Mr. Cushman is currently the Chairman, Global Transactions of Cushman & Wakefield, Inc. and has served in that role since September 2015. He served as its Chairman, Co-Chairman or Senior Advisor, Office of the CEO, since it merged with Cushman Realty Corporation from 2001 to August 2015. Mr. Cushman co-founded Cushman Realty Corporation in 1978 and also served as its Chief Executive Officer. Mr. Cushman also serves as Director and Chief Executive Officer of Cushman Winery Corporation, which is the owner of Zaca Mesa Winery, and which he co-founded in 1972. Mr. Cushman is a 1963 graduate of Colgate University where he also earned an Honorary Doctorate in Humane Letters in 2008, and he completed the Advanced Management Program at Harvard University in 1977.

Specific Qualifications, Attributes, Skills & Experience

Mr. Cushman is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member as well as his current executive position with Cushman & Wakefield, his prior chief executive officer experience, his other public company board experience, and his experience with corporate governance and executive compensation. Mr. Cushman also has functional expertise in finance, human resources/compensation, international business, strategic planning, the retail industry, and mergers and acquisitions.

Laura J. Flanagan	Director
Age: 52 Director Since: 2018 Board Committees: Compensation

Ms. Flanagan has served as the Chief Executive Officer of Ripple Foods, a plant-based food and beverage company since October 2019. Ms. Flanagan served as the Chief Executive Officer of Foster Farms, a leader in branded and private label poultry, headquartered in Livingston, California from 2016 until February 2019. Prior to joining Foster Farms, she worked as a consultant to private equity firms from 2014 to 2016. Ms. Flanagan was previously the President of the Snacks Division of ConAgra Foods, Inc., a packaged foods company headquartered in Omaha, Nebraska, from 2011 until 2014, and served as President of ConAgra’s Convenient Meals Division from 2008 until 2011. Prior to joining ConAgra in 2008, Ms. Flanagan was Vice President and Chief Marketing Officer for Tropicana Shelf Stable Juices at PepsiCo Inc. from 2005 to 2008. Ms. Flanagan also held various marketing leadership positions at General Mills, Inc. and PepsiCo Inc. from 1996 to 2005. Ms. Flanagan has served since June 2016 as a member of the board of directors of Core-Mark Holding Company, Inc., a publicly traded company and one of the largest wholesale distributors to the convenience retail industry in North America. Ms. Flanagan has been a member of the National Association of Corporate Directors since 2014. Ms. Flanagan earned a B.S. degree in Engineering from Case Western Reserve University in 1990 and an MBA from the Stanford Graduate School of Business in 1996.

Specific Qualifications, Attributes, Skills & Experience

Ms. Flanagan is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to her extensive experience as a Chief Executive Officer, her prior operating experience, retail channel experience, supply chain and marketing.

Russell L. Fleischer	Director
Age: 52 Director Since: 2018 Board Committees: Audit

Mr. Fleischer has served as a general partner at Battery Ventures, a global investment firm providing venture capital and private equity, since 2015, after joining as a partner in 2014. Mr. Fleischer has experience serving as Chief Executive Officer of three privately held corporations: HighJump Software, a supply chain management software company, from 2010 to 2014; Healthvision Software, a healthcare information technology provider, and TriSyn Group, a core banking applications software provider. Mr. Fleischer has been both a public and private company Chief Financial Officer, including for Adams Golf from 2000 to 2002. Mr. Fleischer also served as a board member of Adams Golf from 2005 to 2012. Mr. Fleischer earned a B.A. in Economics from Johns Hopkins University and an MBA from Vanderbilt University.

Specific Qualifications, Attributes, Skills & Experience

Mr. Fleischer is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to his prior chief executive officer experience as well as his extensive financial executive experience with significant experience in the golf industry and experience in mergers and acquisitions, capital raising and private equity transactions.

John F. Lundgren	Director
Age: 68 Director Since: 2009 Board Committees: Audit, Compensation (Chair)

Mr. Lundgren served as Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., from 2004 through July 2016, after which time he served as Special Advisor to the company through April 2017. Stanley Black & Decker, Inc. is the successor entity following the merger of The Stanley Works and Black and Decker in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President — European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren is currently the lead independent director of VISA Inc. Mr. Lundgren also served as a member of the board of directors of Staples, Inc. prior to its sale to a private equity fund in September 2017. Mr. Lundgren is a graduate of Dartmouth College and received his MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Mr. Lundgren is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior experience with the Company as a Board member as well as his recent experience as a chief executive officer of a public company, his prior operating experience, and his experience with corporate governance and executive compensation matters. Mr. Lundgren also has functional expertise in finance, human resources/compensation, manufacturing, international business, strategic planning, consumer sales and marketing, retail sell-through, and mergers and acquisitions.

Adebayo O. Ogunlesi	Director
Age: 66 Director Since: 2010 Board Committees: Audit, Nominating and Corporate Governance (Chair)

Mr. Ogunlesi is Chairman and Managing Partner of Global Infrastructure Management, LLC, a private equity firm with over $40.0 billion in assets under management and which invests worldwide in infrastructure assets in the energy, transport, and water and waste industry sectors. Prior to founding Global Infrastructure Management, Mr. Ogunlesi spent 23 years at Credit Suisse where he held senior positions, including Executive Vice Chairman and Chief Client Officer and prior to that Global Head of Investment Banking. Mr. Ogunlesi is currently a member of the board of directors of The Goldman Sachs Group, a position he has held since 2012, and Kosmos Energy Ltd., a position he has held since 2004. Mr. Ogunlesi holds a B.A. (First Class Honours) in Politics, Philosophy and Economics from Oxford University, a J.D. (magna cum laude) from Harvard Law School and an M.B.A. from Harvard Business School. Prior to joining Credit Suisse, he was an attorney with the New York law firm of Cravath, Swaine & Moore. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court.

Specific Qualifications, Attributes, Skills & Experience

Mr. Ogunlesi is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service on the Company’s Board, his current executive officer position at Global Infrastructure Management, LLC, and his experience with investment banking, legal matters, corporate governance and executive compensation. Mr. Ogunlesi also has functional expertise in finance, international business, strategic planning, and mergers and acquisitions.

Linda B. Segre	Director
Age: 59 Director Since: 2015 Board Committees: Compensation, Nominating and Corporate Governance

Ms. Segre served as Executive Vice President, Chief Strategy and People Officer of Diamond Foods, Inc., a San Francisco-based, publicly-traded company that produced premium snack food and culinary nut products, from 2009 until its sale in February 2016. Ms. Segre first joined Diamond Foods in 2009 as Senior Vice President, Corporate Strategy. Before joining Diamond Foods, Ms. Segre served as Managing Director of Google.org and Vice President and Managing Director of The Boston Consulting Group’s San Francisco Office. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia having won five tournaments including the Irish Open and the Reno Open. Ms. Segre earned a B.A. degree with Academic Distinction in Economics and an MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Ms. Segre is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her extensive public company executive officer experience, her extensive knowledge of corporate strategy and the consumer products industry and the unique perspective regarding the golf business that she brings as a former professional golfer. Ms. Segre also has functional expertise in finance, investor relations, human resources, executive compensation, strategic planning, and mergers and acquisitions.

Anthony S. Thornley	Director
Age: 73 Director Since: 2004 Board Committees: Audit, Nominating and Corporate Governance

Mr. Thornley served as interim President and Chief Executive Officer of the Company from June 2011 to March 2012. From 2002 to 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer beginning in 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley also served as a board member of Transdel Pharmaceuticals, Inc. from 2007 to 2011 and Peregrine Semiconductor Corp. from 2010 to 2014. Mr. Thornley previously served as a board member of Cavium, Inc., from 2006 to 2018. Mr. Thornley received his degree in chemistry from Manchester University, England, and qualified as a chartered accountant.

Specific Qualifications, Attributes, Skills & Experience

Mr. Thornley is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service as interim President and Chief Executive Officer of the Company, extensive experience with the Company as a Board member as well as his prior executive and operational experience, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, and mergers and acquisitions.

Vote Required. Assuming a quorum is present, the ten nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. You may vote “for” or “withhold” with respect to the election of any or all of the nominees. Your cumulative voting rights entitle you to cast as many votes as are equal to the number of directors to be elected (ten) multiplied by the number of shares you own, which votes may be cast for one candidate or distributed among two or more candidates.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE REPORT

Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process and internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements, financial reporting process and internal controls over financial reporting and for providing advice, counsel and direction on such matters based upon the information it receives, its discussions with management and the independent registered public accounting firm and the experience of the Audit Committee members in business, financial and accounting matters.

Consistent with and in furtherance of its chartered duties, the Audit Committee has adopted: (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent registered public accounting firm; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities laws matters and the confidential, anonymous submission by employees of any concerns regarding any of the foregoing; and (iii) a written policy governing the preapproval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm and of the fees therefor. See “Information Concerning Independent Registered Public Accounting Firm—Policy for Preapproval of Auditor Fees and Services,” below.

Internal Audit

The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to financial reporting reliability. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Company’s Chief Financial Officer.

2019 Audit Committee Activities

Following a formal evaluation by the Audit Committee and by the Company’s management of the performance of Deloitte & Touche LLP (“Deloitte”), the Audit Committee appointed Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2019. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”), as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the 2019 Form 10-K related to its audit of the consolidated financial statements. The Audit Committee met privately with Deloitte and discussed issues deemed significant by Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

During the course of 2019, the Audit Committee also oversaw management’s evaluation of the Company’s internal control over financial reporting. The principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at an Audit Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Audit Committee regarding the effectiveness of the Company’s internal control over financial reporting and the Audit Committee reviewed and discussed with Deloitte its Report of Independent Registered Public Accounting Firm included in the 2019 Form 10-K related to its audit of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Deloitte its independence. The Audit Committee actively engaged in a dialogue with Deloitte with respect to any disclosed relationships or services that might affect Deloitte’s objectivity and independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2019 Form 10-K for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Samuel H. Armacost (Chair) | Ronald S. Beard | Russell L. Fleischer

John F. Lundgren | Adebayo O. Ogunlesi | Anthony S. Thornley

INFORMATION CONCERNING INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

The following table shows the fees billed by Deloitte & Touche LLP for the years ended December 31, 2019 and December 31, 2018:

	2019	2018	Description
Audit Fees	$3,280,500	$2,147,000

Includes fees for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s interim financial statements, (iii) the audit of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, (iv) statutory audits and related services for the Company’s international subsidiaries, and (v) other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the SEC. The Company reimburses Deloitte for expenses incurred in connection with the audit in an amount not to exceed 6% of the audit fees. The amounts of these reimbursements are not included in the audit fees shown. The increase in audit fees in 2019 compared to 2018 was primarily due the addition of Jack Wolfskin, which the Company acquired in January 2019.

Audit-Related Fees	$0	$870,748

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. There were no audit-related fees incurred in 2019, and the fees incurred in 2018 were primarily related to due diligence services rendered in connection with the acquisition of Jack Wolfskin as well as other corporate development projects.

Tax Fees	$275,118	$906,645

Includes fees for services performed by the professional staff in Deloitte’s tax department except for those tax services that could be classified as audit or audit-related services, including routine foreign tax compliance, tax advice and transfer price studies.

All Other Fees	—	—	Includes fees for all services except those described above.

None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Policy for Preapproval of Auditor Fees and Services

The Audit Committee has adopted a policy that it must preapprove all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee must also preapprove the estimated fees for such services, as well as any material change to the terms, conditions or fees related thereto. The Audit Committee will only preapprove those services that would not impair the independence of the independent registered public accounting firm and only those audit-related, tax or non-audit services that are consistent with the SEC’s and PCAOB’s rules on auditor independence. The policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services,

(vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

The Audit Committee has delegated to the Audit Committee Chair the authority (within specified limits) to preapprove services consistent with the policy if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair must report any services it preapproves to the Audit Committee at its next meeting.

Under the policy, the Audit Committee at least annually will review and where appropriate preapprove the services expected to be performed by the Company’s independent registered public accounting firm. Any subsequent request to have the independent registered public accounting firm perform any additional services must be submitted to the Audit Committee by the Company’s Chief Financial Officer or Chief Accounting Officer, together with the independent registered public accounting firm, and must include an affirmation that the provision of such services is consistent with the SEC’s and PCAOB’s rules on auditor independence.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. This appointment was made following the Audit Committee’s formal evaluation of Deloitte’s performance in 2019. Deloitte has served as the Company’s independent registered public accounting firm since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2019 and 2018 are set forth above under “Information Concerning Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm”. Deloitte representatives are expected to attend the Annual Meeting and to be available to respond to appropriate questions, and if they desire, will have the opportunity to make a statement.

The Audit Committee and the Board seek shareholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s and its subsidiaries’ financial statements for the fiscal year ending December 31, 2020 and to audit the Company’s internal control over financial reporting. Ratification of this appointment is not required to be submitted to shareholders. However, such ratification is being sought as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider it. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

The Compensation and Management Succession Committee (“Compensation Committee”) reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

John F. Lundgren (Chair) | Samuel H. Armacost

Ronald S. Beard | John C. Cushman, III |

Laura J. Flanagan | Linda B. Segre

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) is designed to provide shareholders with an understanding of the Company’s compensation philosophy and objectives as well as the analysis that the Company performed in setting executive compensation for 2019. The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the Company’s named executive officers (“NEOs”). This CD&A discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken during 2019 for the NEOs. The NEOs, as determined in accordance with SEC rules, for 2019 were:

Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Brian P. Lynch	Executive Vice President, Chief Financial Officer
Melody Harris-Jensbach	Chief Executive Officer, Jack Wolfskin
Mark F. Leposky	Executive Vice President, Global Operations
Glenn Hickey	Executive Vice President, Callaway Golf

Investors are encouraged to read this CD&A in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the NEOs for 2019. See “2019 Compensation Tables,” below.

Overview1

Corporate 2019 Performance and Business Environment. On a financial, strategic and operational performance basis, 2019 was a very strong year for the Company. The Company not only achieved record net sales and operating income, but also continued executing its strategy of investing in growth opportunities, including continuing to capitalize on the Company’s recent acquisitions. In early 2019, the Company added to the size and complexity of its operations, brand and product portfolio with the acquisition of Jack Wolfskin, a German-based premium outdoor active lifestyle brand.

Some specific 2019 highlights include:

•	Net sales increased 37%, to a record $1.701 billion in 2019 compared to $1.243 billion in 2018.

1 Non-GAAP Information. In order to assist interested parties with period-over-period comparisons on a consistent and comparable basis, the discussion set forth in this section provides certain non-GAAP information regarding the Company’s financial results, including adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expenses, non-recurring OGIO, TravisMathew and Jack Wolfskin transaction and transition-related expenses, and non-recurring advisory fees. This non-GAAP information may include non-GAAP financial measures within the meaning of Regulation G. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

•	Operating income increased 3%, to a record $133.0 million in 2019 compared to $128.4 million in 2018.

•	Adjusted EBITDA increased 25%, to a record $210.3 million in 2019 compared to $168.4 million in 2018.

Overview of 2019 Executive Compensation Decisions. Set forth below is a summary of certain compensation-related decisions the Company made during 2019 and early 2020, and the status of certain compensation practices:

•

The Compensation Committee, as part of its annual executive base salary review process, approved 2019 base salary increases for the NEOs, with the exception of Ms. Harris-Jensbach, based upon individual performance, scope of responsibilities, market competitiveness, and alignment with the overall strategy of attracting and retaining top executive talent. The 2019 base salary for Ms. Harris-Jensbach, as described in the “Base Salary” discussion below, remained at her 2018 level.

•

Annual incentives were paid at slightly above target (103.4% of target) to the NEOs, with the exception of Ms. Harris-Jensbach, for 2019 under the Company’s 2019 annual incentive program as the Company slightly exceeded the target financial performance goals under the program, reflecting the Company’s strong operational performance. Ms. Harris-Jensbach was paid a bonus for 2019 based on Jack Wolfskin specific financial metrics and her individual performance, as described in the “Annual Incentive” discussion below.

•	In 2019, the Company granted to the NEOs performance-based restricted stock units (“PRSUs”) and service-based restricted stock units (“RSUs”) as long-term incentive awards.

•	As was the case in 2018, a majority of the long-term incentive awards granted in 2019 to the NEOs were PRSUs (or, in the case of Ms. Harris-Jensbach, 50% of such awards).

•

The framework of the 2019 PRSUs for executive officers was modified compared to prior programs to add a second equally weighted metric, relative Total Shareholder Return (“rTSR”). In 2019, 50% of the PRSUs granted will be measured against currency neutral adjusted earnings per share (“EPS”) goals over a three year performance period beginning January 1, 2019 and ending December 31, 2021, with opportunities to bank a limited portion of the EPS related award based on interim year performance. The remaining 50% of the PRSUs granted in 2019 will be measured against the new rTSR metric. The total shareholder return (“TSR”) of the Company will be calculated over the three-year performance period beginning January 1, 2019 and ending on December 31, 2021, and ranked on a percentile basis in comparison to the calculated TSR for companies listed in the Consumer Durables & Apparel sector of the S&P 1500 Index, excluding home builders (the “LTIP Reference Group”). There is no banking mechanism for the rTSR related award based on interim year performance. All PRSUs granted in 2019 will vest after three years based on performance against the respective metrics for each portion of the award. The PRSUs granted to Ms. Harris-Jensbach are eligible to vest based on performance relative to Jack Wolfskin performance metrics over a five year performance period beginning January 1, 2019 and ending on December 31, 2023. For purposes of determining performance under the PRSUs, the Compensation Committee approved certain adjustments as described further on page 47.

•

In 2019, the Company revised its compensation peer group by removing two companies, Lifetime Brands, Inc. and Johnson Outdoors Inc., that had fallen outside the general guidelines for peer selection based on the Company’s growth, business structure, and financial metrics. This was offset by adding two companies, Lululemon Athletica Inc. and Tempur Sealy International, Inc., that fell within our peer selection criteria and served to balance the overall size and industry characteristic of the group.

Consideration of Say-on-Pay Vote Results and Shareholder Engagement

The Board and management value the feedback provided by the Company’s shareholders and have discussions with shareholders regarding various corporate governance topics. The Board and management actively seek input from our shareholders, and in 2019, the Board and management met or has been in contact with several of our largest shareholders to discuss various matters, including governance, environmental and social responsibilities and long term strategies to drive shareholder value. Based on this outreach, the Company believes the combination of actions we have taken present an overall governance structure responsive to their view.

Shareholders are provided with the opportunity to cast an annual advisory vote on executive compensation. At the Company’s 2019 and 2018 annual meetings of shareholders, shareholders expressed approval of the executive compensation program with approximately 98% of the shares cast being voted for approval of the compensation of the NEOs in each such prior year.

The Compensation Committee considers the outcome of the say-on-pay votes and other shareholder feedback when designing future compensation programs. While we incorporated the rTSR metric into our long-term incentive compensation program for 2019, in light of the strong shareholder support of our executive compensation program over the past two years, no additional significant changes were made to our executive compensation program in 2019 as a result of the say-on-pay vote results from the previous year and the Compensation Committee determined to continue the general design of the executive compensation program from 2018.

Compensation Best Practices. In 2019 and early 2020, the Company continued the following compensation practices:

	What We Do		What We Do Not Do
✓	Link annual incentive pay to objective, pre-established Company financial goals, while also taking into account individual executive performance	×	No excise tax gross ups in the Company’s executive employment agreements

✓	Grant at least 50% of the incentive awards with vesting contingent on achieving clearly defined and objective performance measures in both the annual cash incentive program and PRSUs that are focused on drivers of shareholder value creation	×	No single trigger change-in-control severance payments under the Company’s executive employment agreements

✓	Grant equity awards under a policy that has strict controls on grant processes and timing	×	No single trigger accelerated vesting of equity awards in the event of a change-in-control under the Company’s executive employment agreements

✓	Include clawback provisions in U.S. executive employment agreements	×	No dividends on RSUs prior to vesting

✓	Maintain stock ownership guidelines and holding requirements for executive officers and directors	×	No dividends on PRSUs

✓	Engage an independent compensation consultant through the Compensation Committee	×	No pension benefits to executives

✓	Engage with shareholders as appropriate and consider their input in the Company’s executive compensation programs	×	No re-pricing of stock options without shareholder approval

✓	Conduct an annual risk assessment of the Company’s executive and broad-based compensation programs

✓	Prohibit hedging, short sales and pledging of Company stock by executive officers and directors

Purpose of Executive Compensation Programs

Callaway Golf Company is a publicly traded corporation engaged in the manufacture and sale of golf clubs and golf balls; the sale of other golf-related products, including golf bags, footwear and accessories; and golf and lifestyle apparel, backpacks and other gear. The Company has operations in the United States, the United Kingdom, Japan, Canada, Korea, Australia, China, India and other regions, and directly, or indirectly through third party distributors, sells its products in over 100 countries worldwide. In early 2019, the Company expanded its operations by acquiring Jack Wolfskin, a premium outdoor and active lifestyle brand, with primary operations in Germany. Within this context, the Board must recruit and appoint highly qualified individuals to serve as the Company’s executive officers to oversee and manage the Company’s complex global operations. The purpose of the Company’s executive compensation program is to attract, retain, motivate and appropriately reward these executive officers and to align their interests with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

Guiding Principles for Executive Compensation

In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:

Compensation levels should be sufficiently competitive to attract and retain the executive talent needed. The Company’s overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. As discussed below under “—The Role of the Compensation Committee—The Role of Peer Companies and Benchmarking,” the Company does not target or position compensation at a specific percentile relative to market data. Instead, given the complexity and competitiveness of the Company’s business, as well as the high cost of living in the San Diego area where its principal offices are located, this information is used as a general guide in setting and assessing executive compensation levels and practices.

A significant portion of total compensation should be related to performance. Executive compensation should be linked to Company or business unit and individual performance. The annual incentive compensation element is tied directly to short-term corporate or business unit performance but the final payout may be affected by individual performance, and a majority of the long-term incentive compensation element is tied to corporate performance. Over time, there is a strong correlation between the Company’s long-term performance and the Company’s stock price. Under the Company’s plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.

Compensation should reflect position and responsibility, and incentive compensation should be a greater proportion of total compensation for more senior positions. Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. Accordingly, individuals with greater roles and responsibility for achieving the Company’s performance targets should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.

Incentive compensation should strike a balance between short-term and long-term performance. The Company’s compensation plans focus management on achieving strong annual performance in a manner that supports the Company’s long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over the Company’s strategic direction and results over time.

A significant portion of executive compensation should be stock-based. In order to further align the interests of the Company’s executive officers with those of the Company’s shareholders, the Compensation Committee believes that a significant portion of executive compensation should be stock-based compensation. The executive officers are also subject to stock ownership guidelines which require the executive officers to own a specified minimum amount of Common Stock interests and hold a portion of the shares of Common Stock received from the long-term incentive awards if not in compliance with the guidelines.

The Compensation Committee uses various resources to guide its compensation decisions. In setting compensation, the Compensation Committee works with the Company’s Chief Executive Officer and Senior Vice President of Global Human Resources. In addition, the Compensation Committee has engaged an outside independent compensation consultant to provide independent advice and information on executive compensation matters. See below “—The Compensation Committee’s Role—The Independent Compensation Consultant’s Role”.

The Compensation Committee’s Role

The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the NEOs.

The Compensation Committee, comprised entirely of independent directors, has the responsibility for, among other things, approving and overseeing the Company’s executive compensation programs, including the design and implementation of those programs to ensure that the programs are reasonable and not excessive, that they reward corporate and individual performance, and that they provide appropriate incentives for the executive officers and do not encourage excessive risk taking. This responsibility includes setting base salaries, developing appropriate short-term and long-term incentives, approving stock-based award plans and grants, approving employment agreements (including severance and change-in-control provisions), and approving other compensation or benefit plans, arrangements and agreements applicable to executive officers.

The Compensation Committee, in consultation with the other independent directors, sets the compensation of the Chief Executive Officer, and the Compensation Committee, in consultation with the Chief Executive Officer, sets the compensation of the other executive officers. The Compensation Committee consults with outside compensation advisors and legal counsels as it deems appropriate.

The Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of the Company’s financial performance in absolute terms and against its annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s accomplishments including performance against any agreed-upon objectives, and any other relevant factors pertinent to that year’s results as discussed below. In the case of the Company’s Chief Executive Officer, the review also includes a written evaluation of his performance by the independent directors based upon a review of the Chief Executive Officer’s agreed-upon annual objectives and accomplishments as well as his self-appraisal of his performance. The Compensation Committee also seeks input from the Chief Executive Officer’s direct reports as appropriate. Following this detailed review, all of the independent directors participate in executive session to review this information and provide input to the Compensation Committee in its consideration of any changes in compensation for the Chief Executive Officer. Mr. Brewer is not present during voting or deliberations by the independent directors regarding his own compensation.

The Compensation Committee routinely reviews the Company’s executive compensation programs and makes modifications as appropriate in light of Company and industry dynamics as well as current trends and best practices. The amounts paid to an individual executive in any given year reflect the Company’s current compensation programs, continuing prior commitments under previous programs or contracts, and the current performance of that executive.

Additional information concerning the Compensation Committee’s responsibilities can be found under the section entitled “Board of Directors and Corporate Governance—Board Committees,” above.

The Chief Executive Officer’s Role

At the Compensation Committee’s request, the Company’s Chief Executive Officer, Mr. Brewer, provides input regarding the performance and appropriate compensation of the Company’s other executive officers. The Compensation Committee considers Mr. Brewer’s evaluation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee sets the compensation of the Company’s other executive officers after considering Mr. Brewer’s input.

The Independent Compensation Consultant’s Role

The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with applicable SEC and NYSE rules.

In 2019, the Compensation Committee engaged Mercer LLC as its compensation consultant to provide independent advice and information on executive compensation matters. Mercer representatives report directly to the Compensation Committee and provide comparative market data, information on compensation trends, and an objective view of compensation matters. Mercer representatives generally interact with the Compensation Committee Chair and with senior management at the direction of the Compensation Committee, attend Compensation Committee meetings, and meet in executive session with Compensation Committee members and, for matters relating to the compensation of the Company’s Chief Executive Officer, with the other independent directors as well.

The Company does not use Mercer for any other purpose, except that the Company occasionally purchases broad industry compensation survey data from Mercer that it makes available for third parties to purchase. The Compensation Committee requires that the Company obtain the committee’s approval prior to engaging Mercer for any other purpose. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Mercer’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Mercer and its affiliates; (ii) the amount of fees received from the Company by Mercer and its affiliates, as a percentage of Mercer’s and its affiliates’ total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultant with a member of the Compensation Committee; (v) any Company stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultant or Mercer and its affiliates with any of the Company’s executive officers. The Committee assessed Mercer’s independence in light of these standards and determined that there were no conflict of interest or independence concerns with respect to Mercer. The Compensation Committee also receives advice from legal counsel as appropriate and conducts a review of the same six factors with regard to the outside legal counsel providing such advice.

The Role of Peer Companies and Competitive Market Data

In determining the reasonableness and competitiveness of the Company’s executive officer compensation, the Compensation Committee periodically reviews market data for comparisons to the Company’s programs. These comparisons are used as reference guides to aid the Compensation Committee in assessing the reasonableness of the Company’s proposed compensation levels and targets in any given year. Depending upon the particular issue or circumstance, the Compensation Committee will use (i) summary broad industry survey data (without disclosure of the individual corporations) from Radford, Equilar and Mercer for companies of similar revenue size as the Company and/or (ii) a predetermined group of corporations in the leisure equipment and products and textiles, apparel and luxury goods industries (the “Compensation Comparison Group”).

The Compensation Comparison Group consists of companies that are similar in revenue size to, and have similar business characteristics as, the Company. In addition, the Company often competes for executive talent with corporations outside the golf industry, and the complexity of the Company’s operations, brand and product portfolio continues to expand. The Compensation Committee therefore compares executive compensation levels to companies in industries with similar characteristics. The Compensation Comparison Group is reviewed periodically as warranted and revised as appropriate to ensure that the companies in the group continue to be a reasonable comparison for compensation purposes.

The companies included in the Compensation Comparison Group were changed in 2019, as recommended by the Company’s outside independent compensation consultant. Changes to the Compensation Comparison Group included the removal of two companies that had fallen outside the general parameters used for selection of representative companies. Specifically, Johnson Outdoors, Inc. and Lifetime Brands, Inc. were removed from the group. These were replaced by two new companies, Lululemon Athletica, Inc. and Tempur Sealy International, Inc., that fell within the general parameters and served to balance the overall size and industry characteristic of the group. The revised Compensation Comparison Group adopted in 2019 was comprised of 12 companies that were approximately 0.4 to 2.2 times the Company’s 2019 revenue and more closely reflected the Company’s expanding product portfolio and industry characteristics:

American Outdoor Brands Corporation	Fitbit, Inc.	Steve Madden, LTD
Acushnet Holdings Corp.	Lululemon Athletica, Inc.	Tempur Sealy, International, Inc.
Crocs, Inc.	Movado Group, Inc.	Vista Outdoors, Inc.
Deckers Outdoor Corporation	Oxford Industries, Inc.	Wolverine Worldwide, Inc.

The Compensation Committee reviews broad industry survey data and the compensation practices and program design at peer companies, including those in the Compensation Comparison Group, to inform its decision-making process in setting compensation. The Company, however, does not target or position compensation at a specific percentile relative to this market data. The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, market data, and input provided by, the Compensation Committee’s independent compensation consultant.

Components of the 2019 Executive Compensation Program

The 2019 executive compensation program had three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are summarized in the table below. The Company also provides NEOs with perquisites and benefits, as described below. Each element of total direct compensation is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation described above. Mercer advised the Compensation Committee that the 2019 executive compensation program was generally consistent with the Compensation Committee’s guiding principles and was reasonably based and not excessive under the circumstances. The Compensation Committee intends to continue working with Mercer to ensure the Company’s compensation practices continue to be aligned with shareholder interests and with evolving best practices.

Element	Purpose & Characteristics	Tie to Compensation Philosophy
Base Salary

•      Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience.

•      Compensates for day to day job responsibilities.

•      Reviewed annually and adjusted when appropriate based upon individual performance, expanded duties and changes in the competitive marketplace.

•      Competitive base salaries help attract and retain executive talent.

•      Increases are not automatic or guaranteed, to promote a performance culture.

•      The Compensation Committee also considers how an executive’s base salary compares to the base salaries of the other executives.

Annual Incentive

•      Variable compensation based on performance against annually established targets and individual performance; payable in cash.

•      Intended to provide an incentive to drive a high level of corporate and individual performance without excessive risk taking.

• Target award values, metrics, and goals are evaluated each year for alignment with business strategy as well as Company and industry dynamics.
Long-Term Incentive

•      Variable compensation; payable in the form of equity awards (RSUs and PRSUs).

•      55% of target award value in the form of performance-based awards (50% for Ms. Harris-Jensbach).

•      Designed to drive long-term Company performance, provide a means for retaining executives through long-term vesting, and align the interests of the executives with the interests of shareholders through stock-based incentives.

•      A multiple of the target number of PRSUs (0% to 200%) vest after three years based on achievement of performance goals over a three-year performance period, with the opportunity to bank a limited portion of the award tied to EPS goals based on interim performance. Ms. Harris-Jensbach may vest in the PRSUs (0% to 100%) after five years based on achievement of Jack Wolfskin specific performance goals over a five year performance period.

•      RSUs vest ratably over three-years (five year cliff vesting for Ms. Harris-Jensbach).

•      Target award value, performance metrics, and goals reviewed annually.

•      RSUs are designed to motivate an executive to remain with the Company and to align an executive’s interests with shareholders.

•      PRSUs reward executives for achieving longer term financial and operational goals, as well as creating long-term shareholder value.

•      Awards are consistent with the Compensation Committee’s guiding principles in that a majority of these long-term incentives are performance-based and all are equity-based.

•      Awards for U.S.-based NEOs weighted equally towards currency neutral adjusted EPS and rTSR objectives.

The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be performance based, and therefore at risk, as position and responsibility increase.

Consistent with the Company’s compensation philosophy, the 2019 executive compensation program incorporated a balance between guaranteed and at-risk compensation, a balance between cash and stock-based compensation, and a balance between short-term and long-term compensation. In 2019, (i) approximately 52% of the Chief Executive Officer’s targeted total direct compensation, and approximately 39% to 43% of the targeted total direct compensation for each of the other NEOs, was comprised of short-term and long-term incentives that were subject to corporate and individual performance and therefore at risk (annual non-equity incentive plan compensation and PRSUs) and (ii) approximately 68% of the Chief Executive Officer’s targeted total direct compensation, and approximately 40% to 47% of the targeted total direct compensation for the other NEOs, was provided in the form of long-term, stock-based compensation (PRSUs and RSUs).

Base Salary

In setting the amount of base salaries, the Compensation Committee reviews the complexity of the job requirements and performance expectations, the market data described above, including, as warranted, information from the Compensation Comparison Group, and consults with its independent compensation consultant. The annualized base salaries of the NEOs during 2019 and 2018 and the percentage of increase between the two years are set forth in the table below. The increases were merit based, were made after a review of individual performance and relevant competitive market data, and reflect these factors as well as recognition of the increased scope and complexity of the business.

Name	2019	2018	% Change
Oliver G. (Chip) Brewer III(1)	$900,000	$850,000	5.9%
Brian P. Lynch(2)	$475,000	$450,000	5.6%
Melody Harris-Jensbach(3)	$839,603	$885,893	0.0%
Mark F. Leposky	$450,000	$435,095	3.4%
Glenn Hickey(4)	$450,000	$340,177	32.3%

(1) Mr. Brewer’s base salary increase of 5.9% in early 2019 reflected his performance and the additional responsibilities associated with the acquisition of Jack Wolfskin in 2019.

(2) Mr. Lynch’s base salary increase of 5.6% in early 2019 reflected his performance and the additional responsibilities associated with the acquisition of Jack Wolfskin in 2019.

(3) Ms. Harris-Jensbach’s base salary reflects a -5.2% change from 2018 when measured in U.S. dollars, as a result of foreign currency exchange conversion rates. The exchange rates applied were the average 2018 rate of EUR 1 = 1.18119 USD and the average 2019 rate of EUR 1 = 1.11947. Her base salary paid in local currency remained consistent from mid 2018 to 2019 at EUR 750,000.

(4) Mr. Hickey’s base salary increase of 32.3% in early 2019 reflected his promotion to Executive Vice President, Callaway Golf, and the increased responsibility for the global golf equipment business relative to his previous role.

Annual Incentive

Overview

The annual incentive serves as the short-term compensation element of the executive compensation program. The incentive is at-risk, with payment based upon designated corporate goals and individual performance. The incentive is intended to motivate an executive to drive a high level of corporate and individual performance without excessive risk taking. The payout of annual incentives to executive officers is subject to the Compensation Committee’s approval following its review and assessment of corporate and of individual performance.

How Incentive Opportunity and Payout is Determined

The annual incentive payout for the NEOs is determined using the following process, with the exception of Ms. Harris-Jensbach (whose annual incentive determination is described below):

First, the participant’s annual base salary is multiplied by the participant’s target incentive percentage and by the company-wide adjusted EBITDA modifier to determine the participant’s baseline incentive payout.

Participant’s Annual Base Salary	X	Participant’s Target Incentive %	X	Company-wide Adjusted EBITDA Modifier %	=	Baseline Incentive Payout

Second, the participant’s baseline incentive payout may be adjusted upward or downward based on individual performance factors in the sole discretion of the Compensation and Management Succession Committee to determine the final incentive payout. The upward adjustments based on individual factors is limited to no more than 33%. Under no circumstances shall a participant be paid an incentive payout that exceeds 200% of participant’s target incentive.

Base Salary. The amount of an executive officer’s annual incentive is generally based upon the level of achievement of the corporate performance metric as well as individual performance and accomplishments for the applicable year, including the degree to which predetermined regional or department goals are achieved. The base salary component of the formula is the executive’s 2019 annualized base salary.

Target Incentive. The target incentive percentage, which the Compensation Committee sets each year, is a percentage of the executive’s base salary and is the amount the executive could earn based upon the corporate performance portion of the incentive assuming the Company achieved its target goals and the executive achieved his individual objectives and otherwise met performance expectations. The target incentive percentages for 2019 were based on each executive’s position and were set to be generally consistent with market data and the range of total direct compensation that the Compensation Committee targets for the NEOs. With the exceptions of Mr. Brewer and Mr. Lynch, the 2019 target incentive percentage for each NEO was unchanged from 2018. Mr. Brewer’s target incentive percentage was changed from 100% to 110% in 2019, and Mr. Lynch’s target incentive percentage was changed from 65% to 70% in 2019. Both changes were based on the increased revenue size and complexity of the business as a result of the acquisition of Jack Wolfskin, and a review of comparative compensation data by the Company’s outside compensation consultant. The target incentive percentages for 2019 are set out in the table under “—2019 Annual Incentive Payouts” below. As discussed below, the actual incentive payouts for each executive can vary from zero to 200% of such executive’s target incentive percentage.

Adjusted EBITDA Modifier. Earnings before interest, taxes, depreciation and amortization expenses and non-cash stock compensation expenses (“EBITDA”), as further adjusted for items mentioned in the footnote below, was the corporate performance metric for 2019. The 2019 adjusted EBITDA performance goals were set at threshold, target and maximum levels by the Compensation Committee in January, 2019. In setting these goals, the Compensation Committee considered the Company’s 2018 performance, the Company’s 2019 operational goals, and the 2019 budget. Prior to approving the goals, the Compensation Committee discussed them with management and with its outside compensation consultant.

The threshold, target and maximum adjusted EBITDA performance goals for 2019 were $192.5 million, $209.3 million, and $238.8 million, respectively. No annual incentive incentive is paid unless the threshold performance goal is achieved. The target performance goal was consistent with the Company’s budget for 2019 and approximately 80% greater than the 2018 target performance goal. The 2019 target goal reflected both an anticipated increase in sales in 2018 as well as the significant effect the 2019 acquisition of Jack Wolfskin was expected to have on the Company’s business. The adjusted EBITDA modifier is capped even if performance exceeds the maximum goals.

Potential payouts attributable to the adjusted EBITDA modifier are determined based on the adjusted EBITDA performance level achieved and are interpolated on a straight line basis for achievement between the threshold, target and maximum performance goals. The table below shows the relationship between the performance goals and the adjusted EBITDA modifier for purposes of determining the potential payout:

	Threshold	Target	Maximum	Actual Performance
Adjusted EBITDA(1)	$192.5 million	$209.3 million	$238.8 million	$210.3 million
Adjusted EBITDA Modifier	50%	100%	200%	103.4%

(1) Adjusted EBITDA is EBITDA before non-recurring OGIO, TravisMathew and Jack Wolfskin transaction and transition-related expenses, and non-recurring advisory fees. Adjusted EBITDA is a non-GAAP financial measure within the meaning of Regulation G. Appendix A to this Proxy Statement includes a reconciliation of adjusted EBITDA to the most directly comparable financial measures prepared in accordance with GAAP.

Annual Incentive for Ms. Harris-Jensbach. The 2019 incentive opportunity for Ms. Harris-Jensbach was based upon measurement of overall Jack Wolfskin adjusted EBITDA across two separate performance periods, and the related performance level targets and adjusted EBITDA modifiers for each period respectively. For purposes of Jack Wolfskin, adjusted EBITDA means calculated EBITDA excluding extraordinary items such as extraordinary, unusual and/or non-recurring items of gain or loss, in each case for the Jack Wolfskin business. We use Jack Woflskin adjusted EBITDA for calculating Ms. Harris-Jensbach’s performance level target as it provides a better indicator of Jack Wolfskin’s operating performance and profitability relative to the Company’s business as a whole. The primary performance period was the Jack Wolfskin fiscal year beginning October 1, 2018 and ending September 30, 2019, and the second performance period was for the bridge period beginning October 1, 2019 and ending December 31, 2019, corresponding with the Jack Wolfskin fiscal year transition to match the Callaway calendar fiscal year beginning January 1, 2020. The Jack Wolfskin adjusted EBITDA targets and related payout modifiers for each period are shown in the table below, with payouts between levels interpolated on a straight line basis.

	Threshold	Target	Maximum	Actual Performance
Fiscal year JW adjusted EBITDA (9/30/18-9/30/19)	EUR 29.5 million	EUR 32.8 million	EUR 34.0 million	EUR 22.5 million
Target Award(1)	$284,905	$569,810	$712,263	$0
JW Adjusted EBITDA Modifier(2)	50%	100%	125%	0%
Oct 1 - Dec 31, 2019 JW adjusted EBITDA	EUR 2.4 million	EUR 3.0 million	EUR 3.5 million	EUR 2.51 million
Target Award(1)	$71,226	$142,453	$178,066	$113,962
JW Adjusted EBITDA Modifier	50%	100%	125%	80%

(1) Ms. Harris-Jensbach’s target award for the fiscal year ending September 30, 2019 was EUR 509,000, representing approximately 68% of her base salary rate in local currency. The target award for the fiscal year transition period of October 1, 2019 through December 31, 2019 was one-fourth of the fiscal year target, or EUR 127,250, representing approximately 68% of her base salary rate in local currency for the same period. Amounts shown are converted to USD using the 2019 average rate of 1 EUR = 1.11947 USD.

(2) For purposes of Jack Wolfskin, adjusted EBITDA means calculated EBITDA excluding extraordinary items such as extraordinary, unusual and/or non-recurring items of gain or loss.

Although the actual adjusted EBITDA performance for Jack Wolfskin for the fiscal year ended September 30, 2019 did not reach threshold level as described above, Mr. Brewer recommended, and the Board approved, a discretionary bonus be paid to Ms. Harris-Jensbach in the amount of EUR 220,000, or approximately 43% of the target award for such period. This discretionary bonus was paid to reward Ms. Harris-Jensbach for her leadership following the acquisition, including her leadership in integrating Jack Wolfskin into the Company. This bonus also reflected certain other factors, including (i) adjusted EBITDA came in just under the threshold performance for the fiscal year ended September 30, 2019, (ii) the acquisition occurred after the performance period began, (iii) following the acquisition, Jack Wolfskin incurred unplanned strategic investment and integration costs that were important to and benefitted the business, and (iv) during the performance period, changes in foreign currency exchange rates significantly affected its financial results. Combined with the earned incentive of EUR 101,800 for the fiscal year transition period from October 1, 2019 through December 31, 2019, Ms. Harris-Jensbach received a total of EUR 321,800 in bonus and incentive awards for these periods, representing approximately 51% of her aggregate target awards in 2019.

2019 Annual Incentive Payouts for NEOs Other than Ms. Harris-Jensbach

The Company achieved adjusted EBITDA of $210.3 million for 2019, which represents a 36% increase over 2018 adjusted EBITDA. 2019 adjusted EBITDA was between target and maximum levels under the terms of the annual incentive plan resulting in an adjusted EBITDA Modifier of 103.4%. Each of the four NEOs listed below met the individual performance objectives relative to each person’s individual goals for the fiscal year. The Compensation Committee did not make any upward or downward adjustments in determining the final incentive payout.

The Compensation Committee recommended, and the Board approved, incentive payouts at the achieved adjusted EBITDA modifier level for the CEO and all other NEOs as detailed below, with the exception of Ms. Harris-Jensbach as previously described above. The table below provides the actual incentive amounts reflecting the results from the application of the formulas above:

Name	Base Salary	X	Incentive Target %	X	Adjusted EBITDA Modifier	=	Actual Incentive $	Actual Incentive % of Target
Mr. Brewer	$900,000	X	110%	X	103.4%	=	$1,023,660	103.4%
Mr. Lynch	$475,000	X	70%	X	103.4%	=	$343,805	103.4%
Mr. Leposky	$450,000	X	55%	X	103.4%	=	$255,915	103.4%
Mr. Hickey	$450,000	X	55%	X	103.4%	=	$255,915	103.4%

Long-Term Incentive

Overview

Consistent with the Compensation Committee’s goal of aligning executive compensation with long-term Company performance and with the Compensation Committee’s guiding principle that a majority of the long-term incentives should be performance-based and that all should be equity-based, the Compensation Committee determined to award PRSUs and RSUs to the NEOs in 2019.

These awards were designed to motivate our executives to remain with the Company, achieve strong long-term operational performance and increase shareholder value. PRSUs tie executives to the interests of shareholders by focusing and rewarding our executives for achievement of key financial objectives that link to the creation of shareholder value. RSUs provide a retention incentive as they vest solely based upon continued service and upon vesting provide an ownership stake in the Company. They also further align the interests of the executives with those of the Company’s shareholders as the executives generally have the same long-term economic benefits and risks as those of a shareholder.

All executive officer awards in 2019 were made under the Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended (the “Equity Plan”). The 2019 awards granted to the NEOs were approved on January 31, 2019 and were granted on February 8, 2019.

How the Awards are Determined

For each of the NEOs, the Compensation Committee sets a targeted long-term incentive award value. The targeted value for all of the Company’s officers generally varies by position and responsibility and is reviewed annually. In setting the targeted value, the Compensation Committee generally consults with its independent compensation consultant and periodically compares the targeted value to applicable market data, including broad industry data and, as warranted, data from the Compensation Comparison Group. It also considers the effect the long-term incentive element would have upon the executive’s total direct compensation.

The Compensation Committee then allocates the targeted long-term incentive award value between PRSUs and RSUs. The mix of the awards was intended to align with the Company’s philosophy that a majority of the long-term incentive awards for senior executives should be performance based. Other than with respect to Ms. Harris-Jensbach, the target number of shares underlying the PRSUs and the number of shares underlying the RSUs is determined by multiplying the targeted long-term incentive award value by 55% and 45%, respectively, and dividing that number by the average closing price of the Common Stock for the 20-trading days immediately preceding the date on which the Compensation Committee approves the awards. Ms. Harris-Jensbach’s awards were split equally between RSUs and PRSUs. A 20-trading day average price, as opposed to a single price on the approval date, is used to mitigate the potential impact of single trading day aberrations on the number of shares granted.

The table below sets forth the targeted long-term incentive value, the “target” number of PRSUs and the number of RSUs for each of the NEOs for 2019:

Name	2019 Targeted Long-term Incentive Award Value	Target No. of Shares Underlying PRSUs(1)	No. of Shares Underlying RSUs
Oliver G. (Chip) Brewer III	$4,000,000	134,969	110,429
Brian P. Lynch	$600,000	20,245	16,564
Melody Harris-Jensbach(2)	$1,000,000	30,675	30,675
Mark F. Leposky	$450,000	15,184	12,423
Glenn Hickey	$450,000	15,184	12,423

(1) As explained below, with the exception of Ms. Harris-Jensbach, zero to 200% of the target number of shares underlying the PRSUs will be eligible to vest after three years with 50% of the PRSUs depending on the Company’s calculated three-year TSR relative to the calculated three-year TSR of the LTIP Reference Group over the three year performance period, and the remaining 50% of the PRSUs depending on the Company’s currency neutral adjusted EPS achievement over a three year performance period with opportunities to bank a limited portion of the award based upon interim year performance.

(2) Ms. Harris-Jensbach received a one-time new hire award upon completion of the Jack Wolfskin acquisition in early 2019, with the target number of shares underlying such awards split equally between RSUs and PRSUs. As explained below, zero to 100% of the target number of shares underlying the PRSUs will be eligible to vest after five years depending upon Jack Wolfskin’s cumulative adjusted EBITDA over the five year performance period. The RSUs granted to Ms. Harris-Jensbach will vest on the fifth anniversary of the date of grant, subject to continued employment through such date.

The 2019 targeted long-term incentive value for all of the NEOs was increased from 2018 as a result of the increased revenue size and complexity of the business resulting from the acquisition of Jack Wolfskin, and a review of comparative compensation data by the Company’s outside compensation consultant. With the exception of Ms. Harris-Jensbach, who was not employed by the Company in 2018, the changes in targeted long-term incentive award values from 2018 to 2019 are summarized in the table below.

Name	2018 Targeted Long-term Incentive Award Value	2019 Targeted Long-term Incentive Award Value	Value Change ($$)
Oliver G. (Chip) Brewer III	$3,500,000	$4,000,000	$500,000
Brian P. Lynch	$450,000	$600,000	$150,000
Mark F. Leposky	$350,000	$450,000	$100,000
Glenn Hickey	$350,000	$450,000	$100,000

How the Awards Vest

Both RSUs and PRSUs are contingent rights to receive one share of Common Stock upon vesting of the applicable award.

RSUs. With the exception of Ms. Harris-Jensbach, the RSUs granted in 2019 vest and the restrictions lapse in three equal annual installments commencing on the one-year anniversary of the grant date, subject to continued employment through each applicable vesting date. This schedule means that, to receive the full benefit of the RSUs, the recipient must generally perform three years of continuous service following the grant date.

The 30,675 underlying RSUs granted to Ms. Harris-Jensbach in 2019 will cliff vest five years from the grant date of February 8, 2019.

PRSUs.

With the exception of Ms. Harris-Jensbach, whose 2019 PRSUs are described below, the PRSUs granted in 2019 are subject to both service-based and performance-based vesting with performance tied to the measurement of two equally weighted performance metrics.

Of the 55% of the long-term incentive awards consisting of PRSUs, 50% of the total target award will be tied to the Company’s performance relative to currency neutral adjusted EPS measured over a three-year performance period beginning January 1, 2019 and ending December 31, 2021. The number of shares earned based on EPS may vary from 0% to 200% of 50% of the total target number of shares underlying the PRSUs (i.e. zero to 100% of the total target PRSU award), depending on the Company’s currency neutral adjusted EPS performance during this three-year period. A portion of the 50% of the shares based on EPS may be “banked” at the end of each interim year based on currency neutral adjusted EPS achievement during the interim performance period relative to the threshold, target and maximum levels established by the Compensation Committee in January 2019. However, final vesting of the PRSUs will not occur until the end of the three-year performance period and will be subject to continued employment through that date. Banked awards cannot be decreased based on performance in subsequent years. In addition, banked awards during the first year of the three-year performance period are capped at 50% of the currency neutral adjusted EPS “target” award (i.e. 25% of the total target PRSU award), and cumulative banked awards after the second year of the three-year performance period are capped at 80% of the currency neutral adjusted EPS “target” award (i.e. 40% of the total target PRSU award). As such, vesting of the PRSUs tied to EPS above these levels can only be achieved if the Company’s cumulative currency neutral adjusted EPS performance is at or above the three-year target performance goal. The maximum award available based on currency neutral adjusted EPS performance alone would equate to no more than the overall total target PRSU award.

The remaining 50% of the total target award will be tied to the Company’s calculated rTSR over the three-year performance period beginning January 1, 2019 and ending December 31, 2021, ranked on a percentile basis in comparison to the calculated TSR values for companies listed in the LTIP Reference Group. The final calculation will be based only on those companies included in the LTIP Reference Group as of the end of the performance period, and therefore, if a company is removed from the index during the three-year performance period, they will be removed from the LTIP Reference Group for purposes of the final calculation. The number of shares earned based on rTSR performance may vary from 0% to 200% of 50% of the total target number of shares underlying the PRSUs (i.e. zero to 100% of the total target PRSU award), depending on the Company’s rTSR performance at the completion of the three-year period. The performance goals for rTSR relative to the LTIP Reference Group, and related award levels, are detailed in the table below, with performance between levels interpolated on a straight-line basis.

Performance Period	No Payout	Threshold (50% Award)	Target (100% Award)	Maximum Award (200% Award)
2019 - 2021	Below 25th Percentile	25th Percentile	Median (50th Percentile)	75th Percentile or Above

The extent to which PRSUs are eligible to vest is determined based on the performance level achieved for each metric, and award levels are interpolated on a straight line basis for achievement between the respective threshold, target and maximum performance goals for each metric. Performance below the threshold performance goal for a particular metric results in no PRSUs tied to that metric being eligible to vest. If the Compensation Committee determines that vesting of the PRSUs is accelerated in connection with a change in control prior to the completion of the performance period for the performance metrics pursuant to the terms of the PRSU agreements, the value of the PRSUs will vest upon closure and be paid out at the target performance level.

In accordance with the terms of the plan, in evaluating the Company’s performance against the applicable currency neutral adjusted EPS goals, the Compensation Committee takes into consideration the following:

1)

certain non-recurring items, including non-recurring transaction and transition expenses, non-cash purchase accounting expenses and other non-recurring expenses related to the OGIO, TravisMathew and Jack Wolfskin acquisitions;

2)	foreign currency rates; and

3)	tax rates.

For the 2017-2019 LTIP awards, the cumulative threshold, target, and maximum currency neutral adjusted EPS objectives for the full three-year performance period ending December 31, 2019 were $0.54 (threshold), $0.74 (target), and $0.93 (maximum). For the cumulative actual performance during the performance period, the Company exceeded the maximum currency neutral adjusted EPS objective, with final cumulative currency neutral adjusted EPS results of $1.73 reflecting three consecutive years of record sales growth. The final cumulative currency neutral adjusted EPS excluded costs related to the TravisMathew acquisition and was adjusted for the 2017 budgeted foreign currency rates. In addition, the Compensation Committee used the budgeted tax rates that were used at the time the performance goals were set for the 2017-2019 plan in order to eliminate the non-recurring tax benefits recognized as a result of the unexpected 2017 Tax Cuts and Jobs Act enacted in December 2017. On January 30, 2020, the Compensation Committee determined that, based on these results, the maximum 200% of the target 2017-2019 PRSUs were earned, and these units vested in February, 2020.

For the 2018-2020 LTIP awards, the cumulative threshold and target currency neutral adjusted EPS objectives for the two year period ending December 31, 2019 that would result in up to 80% of the award being banked were $1.18 (threshold) and $1.35 (target). For the two year period ending December 31, 2019, the Company exceeded the target currency neutral adjusted EPS, with cumulative currency neutral adjusted EPS results of $2.03, reflecting record sales in both years. The final cumulative currency neutral adjusted EPS excluded costs related to the Jack Wolfskin acquisition and was adjusted for the 2018 budgeted foreign currency rates. Also, the 2018 and 2019 actual tax rates were used for the calculation. On January 30, 2020, the Compensation Committee determined that, based on these results, 80% of the target 2018-2020 PRSUs were deemed to be banked under the terms of these PRSUs and these banked units will vest on the third anniversary of the grant date, subject to continued employment through the vesting date.

For the 2019-2021 LTIP awards, the threshold and target currency neutral adjusted EPS objectives for 2019 that would result in up to 50% of the EPS-related award (or 25% of the total target award) being banked were $0.86 (threshold) and $0.97 (target). For 2019, the Company exceeded the target currency neutral adjusted EPS, with currency neutral adjusted EPS results of $1.10. The final cumulative currency neutral adjusted EPS excluded costs related to the Jack Wolfskin acquisition, amortization costs related to the TravisMathew and OGIO acquisitions, and was adjusted for the 2019 budgeted foreign currency rates. Also, the 2019 actual tax rate was used for the calculation. On January 30, 2020, the Compensation Committee determined that, based on such results, 50% of the target 2019-2021 PRSUs tied to currency neutral adjusted EPS performance (25% of the total target PRSU award) were deemed to be banked under the terms of the PRSUs and these banked units will vest on the third anniversary of the grant date, subject to continued employment through the vesting date.

These “banked” PRSUs from both the 2018–2020 and 2019–2021 LTIP awards are reported in the “Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2019 Table.” Each NEO remains eligible to vest in the remaining PRSUs reflected in the original awards (up to a total of 200% of the “target” PRSUs) subject to the Company’s cumulative currency neutral adjusted EPS achievement (and, with respect to the 2019 - 2021 LTIP awards, rTSR achievement) during the remainder of the respective performance periods (and subject to additional potential “banking” following the completion of each interim performance year). The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2019 Table.” See “2019 Compensation Tables—Outstanding Equity Awards at Fiscal-Year End 2019 Table” below.

The target underlying PRSU shares granted as part of Ms. Harris-Jensbach’s one-time acquisition award in 2019 are subject to both service-based and performance-based vesting with performance tied to the measurement of Jack Wolfskin cumulative adjusted EBITDA over a five-year performance period beginning January 1, 2019, and ending on December 31, 2023. The number of shares earned may vary from zero to 100% of the target number of shares underlying the PRSUs, depending on the cumulative Jack Wolfskin adjusted EBITDA performance during this five-year period. The Company set threshold targets for PRSUs for Ms. Harris-Jenbach that were intended to track strong performance during the prior period.

Any PRSUs earned as a result of the cumulative Jack Wolfskin adjusted EBITDA at the end of the five-year performance period will vest on the fifth anniversary of the grant date, subject to continued employment through the vesting date.

Approval and Timing of Grants

The Compensation Committee has adopted specific guidelines that govern the approval and timing of stock-based awards. The guidelines provide that (i) all equity award grants shall be approved by the Compensation Committee (or authorized subcommittee thereof) under the authority delegated to it by the Company’s Board of Directors, (ii) the annual equity award grants shall be approved at a regularly-scheduled or special meeting of the Compensation Committee during the first quarter each year prior to the Company’s earnings release announcing the financial results for the most recently completed fiscal year, to be effective as of the second trading day following the issuance of the earnings release, (iii) equity award grants that are made outside the annual award process relating to a promotion or other special circumstances shall be effective as of the date on which approval is obtained, and (iv) equity award grants that are made outside the annual award process to a new hire shall be approved at a regularly-scheduled or special meeting of the Compensation Committee (or authorized subcommittee) prior to the date employee commences employment with the Company or the first regularly scheduled meeting of the Compensation Committee (or authorized subcommittee) following the date of hire. The new hire awards shall be effective (i) on the date of hire if the approval of the awards occurred prior to the date of hire or (ii) as of the date on which approval is obtained if the approval of the awards occurred subsequent to the date of hire. The Compensation Committee’s (or authorized subcommittee’s) approval includes the eligible participants, type of awards, the size of award for each participant, the performance criteria where applicable, as well as the other terms of the awards and program. Equity award grants may be approved by written consent in limited special circumstances. In accordance with these guidelines, the 2019 annual long-term incentive awards for the NEOs were approved by the Compensation Committee on January 31, 2019 and the awards were granted on February 8, 2019. The average closing price of the Common Stock for the 20-trading days immediately preceding the date of approval by the Compensation Committee of these awards was $16.30 and the closing price of the Common Stock on the date of grant was $15.17.

Dividend Equivalents

None of the PRSUs include dividend equivalents. Unvested RSUs granted to all of the Company’s employees, including the NEOs, have dividend equivalents in the form of additional RSUs. Dividend equivalents entitle holders of RSUs to the same dividend value per share as holders of Common Stock but are accrued in additional RSUs. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding unvested RSUs. The additional RSUs accrued in respect of dividends are accumulated and issued when and to the extent the underlying RSUs vest.

Benefits and Perquisites

Various benefits are established for the NEOs to enhance productivity, provide for healthcare needs, and encourage work/life balance. Consistent with the benefits provided to other U.S. employees, the Company’s primary benefits for executives include the Company’s health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off. Ms. Harris-Jensbach received health insurance at Company expense, an automobile allowance, travel reimbursement and life and accident insurance at Company expense. The Company covers the costs of an annual physical, the costs of tax and estate planning fees, and, consistent with the Company’s position as a leader in the golf industry, many executives are provided subsidized country club memberships or a limited amount of green fee reimbursements and a limited amount of the Company’s products. The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted. See the “2019 Compensation Tables—2019 Summary Compensation Table,” below for additional information about the value of benefits and perquisites provided to the NEOs in 2019.

Retirement Plans

The Company does not provide the executive officers with any defined benefit pension plans or supplemental executive retirement plans (SERPs), or other similar types of retirement benefits. The only retirement benefit the Company currently provides the NEOs, except for Ms. Harris-Jensbach, is the right to participate in the Company’s 401(k) Retirement Investment Plan. This retirement benefit is provided to all US Company employees and, except for Ms. Harris-Jensbach, the NEOs’ right to participate is the same as other Company employees.

The Company’s 401(k) plan allows participants to contribute a portion of their compensation into the plan with the Company providing a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution of up to $8,400 in 2019). The funds held in the 401(k) plan are invested through Vanguard in various funds selected by the participant.

Deferred Compensation Plan

In December 2016, the Company adopted the Callaway Golf Company Deferred Compensation Plan (the “DCP”). The DCP was intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which included base salary, annual cash incentive awards, sign-on cash bonus awards, commissions, long-term cash incentive compensation, stock unit awards and/or any other payments designated as eligible for deferral under the DCP from time to time. Effective November 2017, the DCP was terminated. As a result of this action, all deferrals have been distributed, with the last distribution occurring in November 2019. Mr. Brewer was the only NEO currently employed by the Company who elected to make deferrals under the DCP.

Under the DCP, the Company provided participants with the opportunity to make annual elections to defer a specified percentage of up to 80% of their eligible cash compensation and up to

100% of their stock unit awards. No deferrals of cash compensation were made under the DCP. Elective deferrals of stock unit awards were credited to a bookkeeping account established in the name of the participant with respect to an equivalent number of shares of Common Stock, and such credited shares were subject to the same vesting conditions as are applicable to the stock unit award subject to the election.

At the time of deferral, deferrals of stock unit awards under the DCP were deemed rights to receive an issuance of Common Stock.

Under the DCP, with respect to deferrals of restricted stock units, the Company was obligated to issue shares of Common Stock on a future date (the “Obligations”). The Obligations were unfunded, unsecured general obligations of the Company.

Employment and Change in Control Agreements

Employment Agreements of NEOs other than Ms. Harris-Jensbach

The Company has entered into an employment agreement with each of the NEOs, copies of which have been filed with the SEC. The Company believes that employment agreements are beneficial to it as they provide, among other things, protections related to the Company’s trade secrets and intellectual property. Each employment agreement generally requires the executive officer to devote his or her full productive time and best efforts to the Company, to hold in confidence all trade secrets and proprietary information he or she receives from the Company and to disclose and assign to the Company any inventions and innovations he or she develops during the course of employment with the Company. The employment agreements set forth the base salary, incentive compensation, and, in general terms, the benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below, and tables quantifying the potential payments to the NEOs upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement.

Termination of Employment Generally other than Ms. Harris-Jensbach

In general, whether a NEO is entitled to severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive voluntarily resigns without “good reason” or the Company terminates the executive’s employment for “substantial cause,” then the executive is generally not entitled to any severance benefits. If the Company terminates the executive’s employment without substantial cause or if the executive resigns for good reason or because the Company elected not to renew the executive’s employment agreement at the expiration of its term, then the executive is generally entitled to severance benefits described below.

“Substantial cause” means the executive’s (i) failure to substantially perform the executive’s duties, (ii) material breach of the executive’s employment agreement, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board or any governmental or regulatory agency. “Good reason” means a material breach of the employment agreement by the Company, and with respect to Mr. Brewer, also means any material diminishment in his position or duties or any requirement that he relocate his principal residence.

The severance benefits to which the NEOs may be entitled are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation and, with respect to certain of these benefits, for the obtainment for the Company’s benefit of a release of claims and provides an incentive for the executive not to compete with the Company.

Termination Event	Cash Payments	Equity Award Vesting	Other Benefits
By executive without “good reason” or by Company with “substantial cause”	None.	None.	None.
By the Company without “substantial cause,” by executive for “good reason,” or failure by the Company to renew expired employment agreement

An amount equal to the annual incentive payment he would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination. (1)

Severance Payment:

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer). (2)

Incentive Payment:

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer) (the “Incentive Payments”) (3)

		Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had he continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 12 months (18 months for Mr. Brewer) and outplacement services for one year. (2)

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will only accelerate to the extent the underlying performance objectives are achieved.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable so long as the executive chooses not to engage in any business that competes with the Company.

Termination of Employment Due to Disability or Death other than Ms. Harris-Jensbach

In the event of a NEO’s permanent disability, the executive is generally entitled to the following benefits (i) a cash payment based on the incentive payment the executive would have received in light of the Company’s actual performance as measured against the requirements of the annual incentive plan and pro-rated to the date of permanent disability; (ii) a lump sum payment equal to six months of then current base salary; (iii) the vesting of all unvested long-term incentive compensation awards held by the executive that would have vested had he continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of permanent disability; and (iv) the payment of premiums owed for COBRA insurance benefits for 12 months (18 months for Mr. Brewer) from the date of permanent disability. The payment of any benefits described in clauses (i) and (iii) above will be paid after the completion of the relevant performance period and the evaluation of whether, and the degree to which, the performance criteria have been met.

In the event of a NEO’s death, the executive’s estate is generally entitled to accelerated vesting of all service-based full value long-term incentive awards held by the executive.

Change-in-Control Arrangements with NEOs other than Ms. Harris-Jensbach

To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change-in-control of the Company, the Company’s employment agreements with its officers, including the NEOs, provide certain protections in the event of a change-in-control. A “change-in-control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board cease to constitute a majority of the Board, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.

The Company’s change-in-control benefits require a double trigger prior to payment. In other words, there must be a change-in-control and a “termination event” (described below) within one year following a change-in-control. A “termination event” generally means the occurrence of any of the following within one year of the change-in-control: (i) the termination without substantial cause or a material breach of the employment agreement by the Company, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties that the executive had immediately prior to the change-in-control, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive relocate his principal residence.

In the event there is such a change-in-control and termination event, each named executive officer currently employed by the Company is generally entitled to the following benefits:

Cash Payments	Equity Award Vesting	Other Benefits

An amount equal to the annual incentive payment he would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)

Severance Payment:

A payment of 1.0 times the sum of his most recent base salary and annual target incentive payable over 24 months.(2)

Incentive Payment:

A payment of 1.0 times the sum of his most recent base salary and annual target incentive payable over 24 months(3)

	Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had he continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 24 months and outplacement services for one year. (2)

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable so long as the executive chooses not to engage in any business that competes with the Company.

Our current form of long-term equity award agreements provide that upon a change-in-control the Compensation Committee will determine (based upon the nature of the change-in-control transaction) whether the awards are assumed or continued or a substitute award is issued or whether, in the event the awards are not assumed or continued or substituted for, the awards vest on an accelerated basis. For this purpose, if the Compensation Committee determines that the awards vest on an accelerated basis, performance awards will vest at “target” if the performance period has not been completed. In addition, for awards that are assumed, continued or substituted for in a change-in-control, our current form of long-term equity award agreements provide for accelerated vesting in the event of an executive’s termination other than for substantial cause or resignation for good reason, in either case within one year following a change-in-control (with the PRSUs vesting at “target” levels), which acceleration is in addition to the accelerated vesting provided in the employment agreements. The Company’s 401(k) Retirement Investment Plan also provides for full vesting of all participant accounts immediately prior to a change-in-control (as defined in the plan).

Managing Director Agreement with Ms. Harris-Jensbach

The Company has entered into a Managing Director Agreement with Ms. Harris-Jensbach, a copy of which has been filed with the SEC. Her Managing Director Agreement sets forth the base salary, incentive compensation, and, in general terms, the benefits and perquisites that she is entitled to as described above. The Managing Director Agreement also sets forth the benefits and rights she is entitled to upon termination of employment. These rights are described below, and tables quantifying the potential payments to her upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement. The Managing Director Agreement has a term expiring on December 31, 2020, subject to extension upon mutual agreement, and her employment may generally not be terminated by the Company during the term of the agreement without “good cause.”

Termination of Employment Generally

In general, whether Ms. Harris-Jensbach is entitled to termination benefits upon termination of employment depends upon the reason for the termination of employment. If she voluntarily resigns or the Company terminates her employment for “good cause,” then she is generally not entitled to any termination benefits, although the Company is obligated to pay her prorated incentive for the year of termination in the case of any termination other than for “good cause.” The Managing Director Agreement also contains post-termination nonsolicitation covenants that continue for 18 months and noncompetition covenants that continue for 12 months (unless the Company elects to waive the non-compete in which case the Company’s payment obligation is reduced as set forth in the chart below). If her employment terminates as a result of the expiration of the term of the agreement, then she is generally entitled to the post-termination benefits described below (unless the Company waives the non-compete following a termination for “good cause,” in which case no payments are owed to her).

“Good cause” means Ms. Harris-Jensbach’s (i) material breach of Company policy, (ii) material breach of instructions, (iii) material breach of the noncompetition covenant in the Managing Director Agreement, (iv) material breach of her confidentiality obligations, or (v) resignation from her office without good cause.

Termination Event	Cash Payments	Equity Award Vesting	Other Benefits
By executive for any reason or by Company with “good cause”

Pro-rated incentive upon any termination other than for “good cause.”

Payment of 50% of base salary for up to 12 months related to post-termination non-compete is applicable. (1)

Alternatively, the Company can waive the post-termination non-compete completely and pay 50% of base salary for 6 months in the event of the executive’s voluntary resignation. (1)

Further, the Company can waive the post-termination non-compete completely and avoid any payments in the event of termination for “good cause.” (1)

		None.	None.
Expiration of term of agreement; termination by the Company without “good cause”

Pro-rated incentive upon termination.

Payment of 50% of base salary for up to 12 months related to post-termination non-compete is applicable. (1)

Alternatively, the Company can waive the post-termination non-compete completely and pay 50% of base salary for 6 months. (1)

		None.	None.

(1) Payable so long as the executive chooses not to engage in any business that competes with the Company.

Termination of Employment Due to Disability or Death

In the event of Ms. Harris-Jensbach’s illness or disability, then she is generally entitled to continued payment of her base salary for up to 6 months, less any insurance benefits, sick pay or pension benefits payable to her that are not based exclusively on her contributions. In the event of Ms. Harris-Jensbach’s death, her estate is generally entitled to continued payment of her base salary for three months.

Governance and Other Considerations

Clawbacks

Each of the employment agreements for our U.S.-based NEOs contains “clawback” provisions. If the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the U.S. securities laws as a result of the intentional misconduct or gross negligence of a NEO, then the applicable NEO is required to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation paid based upon such erroneously stated financial information, (ii) any incentive or incentive compensation or equity compensation received by the applicable NEO during the 12-month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement, (iii) any profits realized from the sale of Company securities during that same 12-month period, and (iv) if the individual’s employment is terminated, the right to receive special severance and incentive payments and any unvested and/or unexercised long-term incentive compensation awards.

In addition, if the NEO is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the United States securities laws as a result of misconduct of such NEO (within the meaning of Section 304, but other than as a result of intentional misconduct or gross negligence (which are covered by the paragraph above)), then the applicable individual is required, by Section 304, to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation received by Employee during the twelve (12) month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement and (ii) any profits realized from the sale of Company securities during that same twelve (12) month period.

Risk Assessment of Compensation Programs

The Company has determined that its compensation policies, plans and practices are consistent with the Company’s strategic objectives, are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s human resources and law departments conducted their annual review of the compensation policies, plans and practices for its executive officers, as well as for all other employees, and then discussed their findings with the Company’s Chief Executive Officer, the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Company identified its compensation policies, plans and practices that: covered its employee population; were structured differently from those of other business units; or represented a significant portion of its compensation expense. The Company then assessed the risk-taking incentives inherent in the design and operation of these policies, plans and practices, including the following features of such policies, plans and practices: design, payment methodology, potential payment volatility, relationship to financial results, length of performance period, performance measures and goals, oversight and controls, and plan features and values compared to market practices. The Company also assessed the various controls that mitigate risks relating to compensation policies, plans and practices, such as executive stock ownership guidelines and forfeiture provisions contained in the employment agreements of the named executive officers that enable the recovery of certain incentive compensation payments in certain circumstances.

Based on this review, the Company believes that its compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion is based on, among other things, the approach employed by the Company in developing its compensation policies and practices, including the following:

•	In setting these policies and practices, the Company was careful to ensure that they were consistent with the Company’s strategic objectives and that none of the policies or practices varied significantly from the overall risk and reward structure of the Company. As a result, by design, no individual award is large enough such that its value could create material financial risk to the Company.

•

The Company employed a balanced approach to its policies and practices. More specifically, in setting these policies and practices, the Company balanced short-term and long-term incentives; cash and stock-based compensation; service-based and performance-based compensation; and corporate and individual performance incentives. The Company believes that this overall balanced approach significantly reduces the risk that the Company’s compensation policies or practices could have a material adverse effect on the Company.

•	The Company’s performance incentive plans could not be easily manipulated as they provide for a minimum level of overall corporate profitability before any payout occurs.

•

The Company believes that certain of its policies and programs, such as its stock ownership guidelines and compensation forfeiture provisions applicable to certain senior officers, also mitigate any risk-taking incentive inherent in any compensation policies or practices.

•

The Compensation Committee, which is comprised solely of independent directors, has the authority in certain circumstances to consider factors outside of the incentive plans and to exercise discretion to adjust the funding of incentive awards.

Excise Taxes

The employment agreements for the NEOs do not obligate the Company to provide indemnification for excise taxes. Furthermore, the employment agreements for the NEOs provide that to the extent that any or all of the change-in-control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change-in-control payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax.

Stock Ownership Guidelines

In May 2018, the Board adopted updated stock ownership guidelines after review and consultation with our independent compensation consultant regarding best practices. Per guidelines, which increased holding requirements for non-employee directors and executive officers, the Company’s executive officers are required to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. Compliance with these guidelines is assessed on an annual basis. At the time compliance was assessed in 2019, all of the NEOs were in compliance with these guidelines. For more information regarding the stock ownership guidelines, see “Board of Directors and Corporate Governance — Stock Ownership Guidelines,” above.

Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the

Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.

Tax Deductibility of Executive Compensation. In designing and approving the Company’s executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the ”covered employees.” Prior to the 2017 Tax Cuts and Jobs Act, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the 2017 Tax Cuts and Jobs Act, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although the tax deductibility of executive compensation is an important consideration, the Compensation Committee may approve compensation that does not qualify for deductibility where it is appropriate to do so. In addition, although we historically maintained certain performance-based incentive plans that originally were intended to permit the payment of compensation deductible under Section 162(m), subject to the limited transition relief rules in the 2017 Tax Cuts and Jobs Act, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.

2019 COMPENSATION TABLES

2019 Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s NEOs. For a description of the components of the Company’s 2019 executive compensation program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2019 Executive Compensation Program.”

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)		Stock Awards(1)(e)	Option Awards(f)	Non-Equity Incentive Plan Compen- sation(2)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(h)	All Other Compen- sation (3)(4)(i)		Total(j)
Oliver G. (Chip) Brewer III	2019	$895,205	$—		$3,843,484	$—	$1,023,660	$—	$68,965	(5)	$5,831,314
President and Chief	2018	$845,205	$—		$3,617,313	$—	$1,700,000	$—	$67,038		$6,229,556
Executive Officer	2017	$800,000	$—		$2,681,419	$—	$1,600,000	$—	$67,225		$5,148,644

Brian P. Lynch	2019	$473,564	$—		$576,511	$—	$343,805	$—	$35,350	(6)	$1,429,230
Executive Vice President and	2018	$445,205	$—		$465,090	$—	$585,000	$—	$35,660		$1,530,955
Chief Financial Officer	2017	$393,728	$—		$812,840	$—	$520,000	$—	$33,107		$1,759,675
Melody Harris-Jensbach	2019	$839,603	$246,283	(7)	$930,680	$—	$113,962	$—	$13,641	(7)	$2,144,169
CEO, Jack Wolfskin

Mark F. Leposky	2019	$448,571	$—		$432,388	$—	$255,915	$—	$15,457	(8)	$1,152,331
Executive Vice President,	2018	$434,077	$—		$361,741	$—	$478,605	$—	$14,416		$1,288,839
Global Operations	2017	$423,639	$—		$759,733	$—	$466,931	$—	$14,290		$1,664,593
Glenn Hickey	2019	$439,469	$—		$432,388	$—	$255,915	$—	$15,655	(9)	$1,143,427
Executive Vice President,
Callaway Golf

(1)

Represents the aggregate grant date fair value of RSUs and PRSUs calculated for financial reporting purposes for the year in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See Note 15, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the 2019 Form 10-K for information concerning the ASC 718 values. The number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics, currency neutral adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2019 and ending December 31, 2021, with the opportunity to bank a limited portion of the award tied to currency neutral adjusted EPS based upon interim year performance. The grant date fair value of the PRSUs included in this column (e) that are tied to cumulative currency neutral adjusted EPS objectives, was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance. The grant date fair value of the PRSUs that are tied to rTSR, was calculated using the Monte Carlo simulation which utilizes the stock volatility, dividend yield and market correlation of the Company and the Company’s peer group. For the awards granted during the year ended December 31, 2019, such inputs consisted of: (a) an expected term that was based on the actual three-year term of the award; (b) a risk-free interest rate of 2.43% derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (c) a dividend yield of 0.2% based on historic and future dividend yield estimates; (d) stock price volatility of 29% based on an analysis of the historical stock price volatility of the Company and each company in the LTIP Reference Group over the three years prior to the date of grant to conform to the term of the awards; and (e) initial TSR performance of -5.3% based on the actual historical TSR performance for the Company and each company in the LTP Reference Group. Based on this methodology, the valuation of the PRSUs tied to rTSR performance granted during the fiscal year ended December 31, 2019 was 111.8% of the closing price of the Company’s stock on the date of grant. The highest level of performance that may be achieved for the PRSUs is 200% of the target (or, with respect to the PRSUs granted to Ms. Harris-Jensbach, 100% of the target).

Based on the Company’s performance in 2019 relative to the currency neutral adjusted EPS objective, participants earned a minimum of 50% of the target award attributable to such portion of the PRSUs (or 25% of the total award), subject to continued service through the vesting date. The grant date fair values for the PRSUs granted during 2019 (assuming performance at the maximum level) was $4,336,552 for Mr. Brewer, $650,470 for Mr. Lynch, and $487,862 for each of Messrs. Leposky and Hickey.

The PRSU award granted in 2019 to Ms. Harris-Jensbach will be eligible to vest after the five-year performance period beginning January 1, 2019 and ending December 31, 2023 determined using Jack Wolfskin adjusted EBITDA over a such performance period. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the fifth anniversary of the grant date. The grant date fair values for the PRSUs granted during 2019 to Ms. Harris-Jensbach (assuming performance at the maximum level) was $465,340.

(2)

The amounts in this column represent the actual amounts earned under the Company’s annual incentive program for the applicable year. For additional information regarding this program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2019 Executive Compensation Program—Annual Incentive.”

(3)

Includes perquisites and personal benefits. All NEOs were eligible to receive any or all of the following perquisites during all or a portion of 2019, subject to certain cost and other limitations set forth in the Company’s internal policies: (i) tax and estate planning services, (ii) annual physical, (iii) the reimbursement of country club dues and golfing fees, (iv) supplemental long-term disability insurance, and (v) certain of the Company’s products (e.g. golf clubs and balls) for personal use. Additional types of perquisites and personal benefits granted to individual NEOs are disclosed and quantified in additional footnotes to this table, in accordance with applicable SEC disclosure requirements.

(4)

The Company believes the dollar value of dividends paid or accrued on the stock awards reported in column (e) is factored into the grant date fair value of the stock awards reported in those columns. Accordingly, the dollar value of dividends paid or accrued is not reported as “All Other Compensation” in this column (i).

(5)

Consists of (i) an $8,400 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $35,059 of total perquisites and other personal benefits comprised of items (i), (iii), (iv) and (v) described in footnote 3, (iii) an allowance of $25,000 paid to Mr. Brewer for business expenses not otherwise reimbursable under the Company’s policies, and (iv) the reimbursement of costs related to spousal travel, meals and gifts and the related tax gross-up of $506 for income imputed under Internal Revenue Service (“IRS”) regulations.

(6)

Consists of (i) an $8,400 Company matching contribution under its 401(k) Retirement Investment Plan, and (ii) $26,950 of total perquisites and other personal benefits comprised of items (i), (iii) and (v) described in footnote 3.

(7)

The amounts in column (i) consists of perquisites and benefits including (i) $6,771 for lease payments in connection with the use of a Company car, (ii) $2,331 for a directors and officers insurance policy, (iii) $1,409 for personal travel expenses, and (iv) $1,644 for the reimbursement of costs related to life and accident insurance policies and the related tax gross-up of $1,486 for income imputed under local income tax laws in Germany. The amount in column (d) is comprised of a discretionary bonus paid to Ms. Harris-Jensbach in connection with the financial results of Jack Wolfskin for the Jack Wolfskin fiscal year ended September 30, 2019. In connection with our acquisition of Jack Wolfskin in January 2019, Ms. Harris-Jensbach received certain payments under the Jack Wolfskin Management Incentive Plan that were triggered by such acquisition. Because such payments were made on behalf of the seller and were not our obligation, we have not included them in the table pursuant to SEC rules. Amounts shown represent Ms. Harris-Jensbach’s perquisites converted at the 2019 average rate of EUR 1 = 1.11947 USD.

(8)

Consists of (i) an $8,400 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $6,697 of total perquisites and other personal benefits comprised of items (iii) and (v) described in footnote 3, and (iii) the reimbursement of costs related to spousal travel, meals and gifts and the related tax gross-up of $360 for income imputed under IRS regulations.

(9)

Consists of (i) an $7,769 Company matching contribution under its 401(k) Retirement Investment Plan, and (ii) $7,886 of total perquisites and other personal benefits comprised of items (ii) and (iii) described in footnote 3.

Grants of Plan-Based Awards in Fiscal Year 2019

The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity and equity incentive plans during fiscal year 2019. For additional information concerning the annual and long-term incentives included in the Company’s executive compensation programs, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2019 Executive Compensation Program.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Oliver G. (Chip) Brewer III	N/A (2)	495,000	990,000	1,980,000
	2/8/2019(3)				67,485	134,969	269,938		2,047,480
	2/8/2019							110,429(4)	1,675,208
Brian P. Lynch	N/A (2)	166,250	332,500	665,000
	2/8/2019(3)				10,123	20,245	40,490		307,117
	2/8/2019							16,564(4)	251,276
Melody Harris-Jensbach	N/A (5)	356,131	712,263	890,329
	2/8/2019(6)				15,338	30,675	—		465,340
	2/8/2019							30,675(7)	465,340
Mark F. Leposky	N/A (2)	123,750	247,500	495,000
	2/8/2019(3)				7,592	15,184	30,368		230,341
	2/8/2019							12,423(4)	188,457
Glenn F. Hickey	N/A (2)	123,750	247,500	495,000
	2/8/2019(3)				7,592	15,184	30,368		230,341
	2/8/2019							12,423(4)	188,457

(1)	The Compensation Committee approved the grants of the equity-based awards as of January 31, 2019 for each NEO.

(2)

The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to the NEO under the 2019 annual incentive program, the material terms of which are described under “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2019 Executive Compensation Program—Annual Incentive.”

(3)

The amounts shown represent the threshold, target and maximum number of shares subject to PRSU awards granted to the NEOs in 2019. The number of PRSUs that will be eligible to vest is determined based on the measurement of two equally weighted metrics, currency neutral adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group, over a three-year performance period beginning January 1, 2019 and ending December 31, 2021. The allocated PRSUs measured against currency neutral adjusted EPS performance will have the opportunity to bank a limited portion of the award based upon interim year performance; however there is no banking mechanism for the allocated PRSUs measured against rTSR performance based on interim year performance. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the third anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation-Compensation Discussion and Analysis-Components of the 2019 Executive Compensation Program-Long-Term Incentive.”

(4)

The amounts shown reflect the number of shares underlying RSU awards granted to the NEOs in 2019. Each RSU represents the right to receive one share of Common Stock upon vesting of the award. These RSUs vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date), subject to continued employment through the vesting date. RSUs do not have voting rights, but do accrue dividend equivalent rights in the form of additional RSUs. The additional RSUs vest only to the extent the underlying RSUs vest. The RSUs granted in 2019 accrued dividend equivalent rights during 2019, but the amounts shown do not include the additional RSUs accrued. See “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2019 Executive Compensation Program—Long-Term Incentive” and the table below entitled “Outstanding Equity Awards at Fiscal Year-End 2019” for information regarding accrued dividend equivalent rights.

(5)

The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to Ms. Harris-Jensbach under the Jack Wolfskin fiscal year incentive program for October 1, 2018 through September 30, 2019, plus the threshold, target, and maximum amounts that could have been paid under the Jack Wolfskin fiscal year transition period incentive for the period of October 1, 2019 through December 31, 2019, to align Jack Wolfskin with the Callaway calendar fiscal year beginning January 1, 2020. The material terms of these plans are described under the “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2019 Executive Compensation Program—Annual Incentive”.

(6)

The amounts shown represent the threshold and target number of shares subject to the PRSU award granted to Ms. Harris-Jensbach in 2019. The number of PRSUs that will be eligible to vest is determined using Jack Wolfskin adjusted EBITDA over a cumulative five-year performance period beginning January 1, 2019 and ending December 31, 2023. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the fifth anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2019 Executive Compensation Program—Long-Term Incentive.”

(7)

The amount shown reflect the number of shares underlying the RSU award granted to Ms. Harris-Jensbach in 2019. Each RSU represents the right to receive one share of Common Stock upon vesting of the award. These RSUs vest 100% on February 8, 2024, subject to continued employment through the vesting date. RSUs do not have voting rights, but do accrue dividend equivalent rights in the form of additional RSUs. The additional RSUs vest only to the extent the underlying RSUs vest. The RSUs granted in 2019 accrued dividend equivalent rights during 2019, but the amounts shown do not include the additional RSUs accrued. See “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2019 Executive Compensation Program—Long-Term Incentive” and the table below entitled “Outstanding Equity Awards at Fiscal Year-End 2019” for information regarding accrued dividend equivalent rights.

.

Outstanding Equity Awards at Fiscal Year-End 2019

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexcercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Oliver G. (Chip) Brewer III	2/8/2019(4)	—	—	—	—	—	33,743	$715,352	101,226	$2,145,991
	2/8/2019(6)	—	—	—	—	—	110,681	$2,346,437	—	—
	2/9/2018(7)	—	—	—	—	—	107,542	$2,279,890	26,885	$569,962
	2/9/2018(6)	—	—	—	—	—	73,649	$1,561,362	—	—
	2/6/2017(8)	—	—	—	—	—	292,036	$6,191,163	—	—
	2/6/2017(6)	—	—	—	—	—	40,124	$850,623	—	—
	2/1/2013	497,537	—	—	$6.52	2/1/2023			—	—
Brian P. Lynch.	2/8/2019(4)	—	—	—	—	—	5,062	$107,314	15,183	$321,880
	2/8/2019(6)	—	—	—	—	—	16,602	$351,958	—	—
	2/9/2018(7)	—	—	—	—	—	13,827	$293,132	3457	$73,288
	2/9/2018(6)	—	—	—	—	—	9,469	$200,739	—	—
	8/1/2017(9)	—	—	—	—	—	39,323	$833,652	—	—
	2/6/2017(8)	—	—	—	—	—	34,070	$722,284	—	—
	2/6/2017(6)	—	—	—	—	—	4,681	$99,239	—	—
Melody Harris-Jensbach	2/8/2019(5)	—	—	—	—	—	—	—	30,675	$650,310
	2/8/2019(9)	—	—	—	—	—	30,745	$651,794	—	—
Mark F Leposky.	2/8/2019(4)	—	—	—	—	—	3,796	$80,475	11,388	$241,426
	2/8/2019(6)	—	—	—	—	—	12,451	$263,969	—	—
	2/9/2018(7)	—	—	—	—	—	10,754	$227,985	2,689	$57,007
	2/9/2018(6)	—	—	—	—	—	7,365	$156,128	—	—
	2/6/2017(10)	—	—	—	—	—	44,582	$945,142	—	—
	2/6/2017(8)	—	—	—	—	—	34,070	$722,284	—	—
	2/6/2017(6)	—	—	—	—	—	4,681	$99,239	—	—
Glenn F. Hickey	2/8/2019(4)	—	—	—	—	—	3,796	$80,475	11,388	$241,426
	2/8/2019(6)	—	—	—	—	—	12,451	$263,969	—	—
	2/9/2018(7)	—	—	—	—	—	10,754	$227,985	2,689	$57,007
	2/9/2018(6)	—	—	—	—	—	7,365	$156,128	—	—
	2/6/2017(8)	—	—	—	—	—	34,070	$722,284	—	—
	2/6/2017(6)	—	—	—	—	—	4,681	$99,239	—	—

(1)

Stock options generally have a ten-year term from the date of grant and vest and become exercisable ratably over a three-year period (with one-third of the underlying shares vesting on each of the first three anniversaries of the grant date), subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(2)

Upon termination of employment, the NEO generally has until the earlier of one year from the date of termination or the option expiration date to exercise his vested options. However, the options may be cancelled and rescinded and proceeds may be forfeited if the NEO improperly discloses or misuses the Company’s confidential information or trade secrets. See “Governance and Other Considerations—Clawbacks,” above.

(3)	Market value based on $21.20 per share, which was the closing market price of the Common Stock on December 31, 2019, which was the last business day of 2019.

(4)

Amounts represent PRSU awards granted in 2019 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics, currency neutral adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2019 and ending December 31, 2021, with the opportunity to bank the PRSU awards vesting based upon interim year performance relative to the currency neutral adjusted EPS objective. A NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. On January 30, 2020, the Compensation Committee determined that 25% of the “target” PRSUs were deemed to be achieved under the terms of the PRSUs as a result of the Company’s currency neutral adjusted EPS performance during 2019. As a result, 25% of the “target” number of PRSUs were ”banked” and converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. These “banked” PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. If the number of PRSUs in which a NEO remains eligible to vest was reported assuming performance at the “maximum” level, the number of PRSUs and market value of $21.20 as of December 31, 2019 for each NEO would be as follows (which numbers do not include any “banked” shares, as those shares are reflected in the column titled “Number of Shares or Units of Stock That Have Not Vested” to the left): Mr. Brewer, 236,195 PRSUs, $5,007,334; Mr. Lynch, 35,428 PRSUs, $751,074; Mr. Leposky, 26,572 PRSUs, $563,326; and Mr. Hickey, 26,572 PRSUs, $563,326. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(5)

Amounts represent PRSU awards granted in 2019 that generally vest in full on the fifth anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that will be eligible to vest is determined using Jack Wolfskin adjusted EBITDA over a cumulative five-year performance period beginning January 1, 2019 and ending December 31, 2023. The number of PRSUs in which Ms. Harris-Jensbach remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. The awards are subject to accelerated vesting as described under “Executive Officer Compensation-Compensation Discussion and Analysis-Severance Arrangements” and “—Change-in-Control Arrangements.”

(6)

Amounts represent RSU awards that generally vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date, subject to continued employment through the vesting date), including additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(7)

Amounts represent PRSU awards granted in 2018 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the Company’s currency neutral adjusted EPS achievement over a three-year performance period from January 1, 2018 through December 31, 2020, with the opportunity to bank a limited portion of the award based upon interim year performance. A NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. On January 30, 2020, the Compensation Committee determined that 80% of the “target” PRSUs were deemed to be achieved under the terms of the PRSUs as a result of the Company’s cumulative currency neutral adjusted EPS performance during the two-year performance period from January 1, 2018 through December 31, 2020. As a result, 80% of the “target” number of PRSUs were ”banked” and converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. These “banked” PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That

Have Not Vested” column assuming performance at the “target” level. If the number of PRSUs in which a NEO remains eligible to vest was reported assuming performance at the “maximum” level, the number of PRSUs and market value of $21.20 as of December 31, 2019 for each NEO would be as follows (which numbers do not include any “banked” shares, as those shares are reflected in the column titled “Number of Shares or Units of Stock That Have Not Vested” to the left): Mr. Brewer, 161,312 PRSUs, $3,419,814; Mr. Lynch, 20,741 PRSUs, $439,709; Mr. Leposky, 16,132 PRSUs, $341,998; and Mr. Hickey, 16,132 PRSUs, $341,998. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(8)

Amounts represent PRSU awards granted in 2017 that vested in February 2020 on the third anniversary of the grant date. Each PRSU represented the right to receive one share of Common Stock upon vesting. The number of PRSUs that were eligible to vest was determined based on the Company’s currency neutral adjusted EPS achievement over the three-year performance period from January 1, 2017 through December 31, 2019. In January 2020, the Compensation Committee determined that performance relative to such criteria was achieved at the maximum level and, as a result, 200% of the “target” number of PRSUs were earned and vested in February 2020 on the third anniversary of the grant date, subject to continued employment through the vesting date, which number is reported in this row. The awards were subject to accelerated vesting as described under “Executive Officer Compensation-Compensation Discussion and Analysis-Severance Arrangements” and “-Change-in-Control Arrangements.”

(9)

Amount represents RSU award that vests in full on the fifth anniversary of the grant date and includes additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the fifth anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(10)

Amounts represent RSU awards that vest as follows: 22,291 units vest on February 6, 2020 and 22,291 units vest on February 6, 2021; and include additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the third anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

Option Exercises and Stock Vested in Fiscal Year 2019

The following table sets forth information regarding options and stock appreciation rights exercised and stock awards vested during fiscal year 2019 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)(1)	Value Realized on Vesting ($)(2)
Oliver G. (Chip) Brewer III	—	—	433,490	6,626,513
Brian P. Lynch	—	—	59,334	906,003
Melody Harris-Jensbach	—	—	—	—
Mark F. Leposky	—	—	58,284	890,086
Glenn F. Hickey	—	—	51,150	781,850

(1) The number of shares reported in this column reflects the gross number of RSUs/PRSUs that vested prior to tax withholding. The RSUs/PRSUs were settled in shares of Common Stock.

(2) The value realized on vesting is based upon the gross shares underlying the RSUs/PRSUs that vested multiplied by the closing price of the Common Stock on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth information for our NEOs with respect to RSUs that vested but for which the underlying shares had not yet been delivered to the executive due to deferral elections made by the executive under the DCP prior to its termination. A description of the DCP and the distribution provisions thereunder is included above under “Executive Officer Compensation-Compensation Discussion and Analysis-Deferred Compensation Plan.”

Name	Executive Contributions in Fiscal Year 2019 ($)	Registrant Contributions in Fiscal Year 2019 ($)	Aggregate Earnings (Losses) in Fiscal Year 2019 ($)	Aggregate Withdrawals / Distributions ($)(1)	Aggregate Balance at 2019 Fiscal Year End ($)
Oliver G. (Chip) Brewer III	—	—	—	$813,320	$—
Brian P. Lynch	—	—	—	—	—
Melody Harris-Jensbach	—	—	—	—	—
Mark F. Leposky	—	—	—	—	—
Glenn F. Hickey	—	—	—	—	—

(1)	The amount represents the value of the shares of Common Stock distributed on November 7, 2019 based on the closing price per share of our Common Stock on such date ($20.28).

Potential Payments upon Termination or Change-in-Control

Each of the NEOs has an employment agreement (or managing director agreement, in the case of Ms. Harris-Jensbach) with the Company that provides for potential payments to such executive officer or other benefits (e.g., acceleration of vesting of long-term incentive awards) under certain circumstances following termination of employment or upon a change-in-control of the Company. The types and amounts of these potential payments vary depending on the following circumstances: (i) voluntary resignation by the executive officer or termination by the Company for substantial cause or good cause, (ii) termination by the Company without substantial cause or good cause, termination by the executive officer for good reason or the Company failing to renew the employment agreement, (iii) a termination event within one year following a change-in-control, (iv) permanent disability of the executive officer, or (v) death of the executive officer. In addition, the terms governing the long-term incentive awards granted to each of the NEOs provide that the Compensation Committee may accelerate the vesting of the awards in connection with a change-in-control (or upon an involuntary termination following a change-in-control) in certain circumstances. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement under “Executive Officer Compensation—Compensation Discussion and Analysis—Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “change-in-control,” and “termination event.”

Payments Made Upon Any Termination

Regardless of the manner in which a NEO’s employment terminates, he/she is entitled to receive amounts earned during his/her term of employment. These amounts include accrued but unpaid base salary and accrued but unused paid time off.

Quantification of Payments upon Termination or Change-in-Control

The table below quantifies the potential payments and benefits that would be provided to each NEO currently employed by the Company under the termination or change-in-control circumstance listed, and the amounts shown are based upon a theoretical triggering event and assume, for illustrative purposes, that: (i) the triggering event took place on December 31, 2019 and are based on the $21.20 per share closing market price of the Common Stock on December 31, 2019, which was the last business day of 2019; and (ii) the triggering event resulted in the immediate vesting of all unvested long-term incentives, as applicable. Whether the outstanding awards would actually vest or not in connection with a change-in-control will be determined by the nature of the transaction and the determination by the Compensation Committee. For purposes of this table, it is assumed that the awards are not assumed, continued or substituted for in connection with a change-in-control transaction and that, as a result, the Compensation Committee determines that such awards shall vest in full. The actual amounts to be paid to any NEO in the event of his termination or a change-in-control, and the timing of such payments, and the value of any equity award acceleration benefits can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof. The table does not include the value of any benefits to the extent they do not discriminate in scope, terms or operation, in favor of the NEOs and that are available generally to all salaried employees.

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in- control (7)	Change-in- Control (no termination of employment) (7)	Permanent Disability	Death
Oliver G. (Chip) Brewer III
Pro-rated short term incentive award(1)	$1,023,660	$1,023,660	$1,023,660	$1,023,660	$1,023,660
RSUs and/or PRSUs(2)	$11,453,001	$17,175,687	$17,175,687	$11,453,001	$12,313,713
Portion of salary and target incentive(3)	$1,471,500	$1,890,000	$—	$450,000	$—
COBRA & CalCOBRA premiums(4)(5)	$46,194	$61,194	$—	$46,194	$46,194
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$1,417,500	$1,417,500	$—	$—	$—

Total	$15,385,640	$22,083,611	$18,199,347	$12,972,855	$13,383,567
Brian P. Lynch
Pro-rated short term incentive award(1)	$343,805	$343,805	$343,805	$343,805	$343,805
RSUs and/or PRSUs(2)	$1,039,212	$3,003,487	$3,003,487	$1,039,212	$2,608,313
Portion of salary and target incentive(3)	$403,750	$807,500	$—	$237,500	$—
COBRA & CalCOBRA premiums(4)(5)	$30,796	$61,194	$—	$30,796	$30,796
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$403,750	$403,750	$—	$—	$—

Total	$2,249,098	$4,662,806	$3,347,292	$1,651,313	$2,982,914
Melody Harris-Jensbach
Pro-rated short term incentive award(1)	$113,962	$113,962	$113,962	$113,962	$113,962
RSUs and/or PRSUs(2)	$—	$1,302,104	$1,302,104	$—	$—
Portion of salary and target incentive(3)	$—	$—	$—	$419,801	$209,901
COBRA & CalCOBRA premiums(4)(5)	$—	$—	$—	$—	$—
Tax & financial planning services(5)	$—	$—	$—	$—	$—
Outplacement services(5)	$—	$—	$—	$—	$—
Incentive Payments(8)	$419,801	$419,801	$—	$—	$—

Total	$533,763	$1,835,867	$1,416,066	$533,763	$323,863

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in- control (7)	Change-in- Control (no termination of employment) (7)	Permanent Disability	Death
Mark F. Leposky
Pro-rated short term incentive award(1)	$255,915	$255,915	$255,915	$255,915	$255,915
RSUs and/or PRSUs(2)	$1,460,147	$2,793,654	$2,793,654	$1,460,147	$2,495,230
Portion of salary and target incentive(3)	$348,750	$697,500	$—	$225,000	$—
COBRA & CalCOBRA premiums(4)(5)	$16,680	$33,553	$—	$16,680	$16,680
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$348,750	$697,500	$—	$—	$—

Total	$2,458,027	$4,521,192	$3,049,569	$1,957,742	$2,767,825
Glenn Hickey
Pro-rated short term incentive award(1)	$255,915	$255,915	$255,915	$255,915	$314,577
RSUs and/or PRSUs(2)	$987,576	$1,848,512	$1,848,512	$987,576	$1,550,088
Portion of salary and target incentive(3)	$348,750	$697,500	$—	$225,000	$—
COBRA & CalCOBRA premiums(4)(5)	$30,796	$61,194	$—	$30,796	$30,796
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$348,750	$697,500	$—	$—	$—

Total	$1,999,572	$3,603,691	$2,104,427	$1,499,287	$1,895,461

(1) Amounts shown represent the amount of annual incentive the NEO would have received had the NEO continued to perform services through the completion of the relevant performance period under the incentive plan and the evaluation of whether, and the degree to which, the performance criteria have been met (with any individual objectives deemed to be achieved at “target”), pro-rated over the portion of the year actually employed. Ms. Harris-Jensbach is eligible to receive a pro-rated incentive for the year of termination in the event of any termination of employment other than by the Company for good cause. The amount shown for Ms. Harris-Jensbach represents the incentive amount in local currency for the Oct 1. - Dec. 31, 2019 performance period, converted at the 2019 average rate of EUR 1 = 1.11947 USD.

(2) The values for RSUs and PRSUs reflect the aggregate market value of the number of shares underlying the units for which vesting would have accelerated and restrictions would have lapsed upon the triggering event based on the closing market price of the Common Stock on December 31, 2019 (which was the last business day of 2019). Such values assume, for the purposes of this table, that Company performance goals are met at the “target” level with respect to PSRUs. The number and market value of each NEO’s PRSUs that remain subject to achievement of Company performance goals are reported, assuming Company performance at the “target” level, in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns, respectively, of the “Outstanding Equity Awards at Fiscal Year-End 2018” table. The values of dividend equivalent rights accrued as of December 31, 2019, including fractional shares, are included in the values shown for RSU awards.

(3) Amounts shown represent the following based on the termination event:

a. Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and annual target incentive.

b. Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.

c. Permanent Disability: The total amount equal to six (6) months of NEO’s then current base salary at the same rate as in effect on the date that the NEO is declared permanently disabled. Ms. Harris-Jensbach’s amount represents the six (6) months of her then current base salary in local currency converted at the 2019 average rate of EUR 1 = 1.11947 USD.

d. Death: Ms. Harris Jensbach is entitled to three (3) months of her then current base salary. Amount shown represents three (3) months of her then current base salary in local currency converted at the 2019 average rate of EUR 1 = 1.11947 USD.

(4) Amounts shown for COBRA and CalCOBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination and thereafter the premiums for CalCOBRA coverage for health and prescription. Such COBRA and CalCOBRA premiums are calculated based on the coverage selected by the executive officers as of December 31, 2019 and are based on premium rates in effect at that time, which coverage and rates may vary during a severance period.

(5) Amounts shown assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. These payments may be delayed for six months following a termination event pursuant to Section 409A of the Code and the rules and regulations promulgated thereunder, and such amounts if delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate.

(6) Amounts shown represent the following based on the termination event:

a. Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and target incentive.

b. Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.

(7) Amounts shown assume the NEO’s RSUs and PRSUs are not continued, assumed or replaced with equivalent awards by the successor or acquiring corporation (if any). Amounts payable to NEOs (other than Ms. Harris-Jensbach) are subject to reduction in accordance with the executive’s employment agreement to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the Code. See “Executive Officer Compensation—Compensation Discussion and Analysis—Governance and Other Considerations—Excise Taxes,” above.

(8) Amounts shown represent twelve (12) months of payments at 50% of then current base salary rate following the termination of her employment, converted at the 2019 average rate of EUR 1 = 1.11947 USD. Amount assumes the post-termination non-compete is not waived by the Company and the non-compete payment contemplated by the managing director agreement is paid for the full twelve (12) month post-termination period.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees (excluding our CEO), and the annual total compensation of Mr. Oliver G. (Chip) Brewer III, our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Our population was initially evaluated as of December 31, 2017, to determine the median employee. As of December 31, 2019, we reevaluated the status of our median employee determined as of December 31, 2017. With the exception of the Jack Wolfskin employee population, approximately 1,375 employees globally, being excluded from the 2019 review process in the year of acquisition per SEC rules, there have been no other changes to the workforce or the median employee’s circumstances that would result in a significant change to the pay ratio. Therefore, we have used the same median employee for our 2019 pay ratio as was used in the 2017 and 2018 calculations as is permitted by Item 402(u).

For 2019, our last completed fiscal year:

•	The annual total compensation of the median employee of our company (excluding our CEO) calculated using the Summary Compensation Table methodology was $66,233; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $5,831,314.

Based on this information, for 2019, the ratio of the annual total compensation of Mr. Brewer, our CEO, to the annual total compensation of our median employee was 88:1, as compared to 94:1 for 2018 and 97:1 for 2017.

The median employee used in this calculation was originally determined from a direct determination of our total global employee population (excluding the CEO) as of December 31,2017, using a consistently applied compensation measure of base salary plus target short-term incentives for 2017. We ranked our employees from the highest paid to lowest paid, and selected our median employee at the midpoint. Where allowed under SEC rules, we annualized compensation through December 31, 2017 for employees newly hired in 2017. Non-US employee compensation was converted to US dollars based on the 2017 average of daily exchange rates.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS

Pursuant to Section 14A of the Exchange Act, shareholders of the Company are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. Under applicable law, the shareholder vote is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in analyzing its compensation philosophy and making future compensation decisions. The Company currently seeks advisory votes on the approval of the compensation of the Company’s NEOs on an annual basis.

As described more fully in the “Executive Officer Compensation—Compensation Discussion and Analysis” section and in the compensation tables in the “2019 Compensation Tables” section, the Company’s NEOs are compensated in a manner consistent with its business strategy, competitive practice, guiding principles for executive compensation, and shareholder interests and concerns. The Company’s executive compensation program is designed to attract, retain, motivate and appropriately reward its executive officers and to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

The Company has several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests. These programs include:

•	a substantial majority of executive compensation that is variable in nature;

•	a substantial majority of variable compensation that is tied to performance-based annual and long-term incentive programs;

•	equity awards granted under a policy that has strict controls on grant processes and timing;

•	stock ownership guidelines that require material holdings;

•	a Compensation Committee comprised entirely of independent directors and an independent compensation consultant; and

•	clawback provisions contained in the employment agreements of the Company’s NEOs who are U.S. citizens.

Shareholders are encouraged to read the Compensation Discussion and Analysis and other sections of this Proxy Statement, which include a detailed discussion of the Company’s compensation practices. The Compensation Committee and the Board believe that the Company’s compensation policies, procedures and amounts are effective in implementing its compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve or not approve the Company’s executive compensation program and policies by voting on the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 - APPROVAL OF THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING

The Board is proposing, for approval by the shareholders, an amendment to the Company’s Certificate of Incorporation to eliminate cumulative voting in the election of directors. As discussed below, the Board believes it is in the best interests of the Company and its shareholders to eliminate cumulative voting.

Summary of Amendment

Under Delaware law, shareholders do not have the right to vote their shares cumulatively in any election of directors unless a company’s certificate of incorporation provides otherwise. Article XI of our Certificate of Incorporation currently expressly authorizes cumulative voting in all director elections. Cumulative voting enables a shareholder to concentrate his or her voting power by allocating to one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute those votes among two or more candidates. Consequently, a shareholder or group of shareholders holding a relatively small number of shares may be able to elect one or more directors by cumulating votes.

In order to eliminate cumulative voting in the election of directors, the Board proposes to delete Article XI of the Certificate of Incorporation in its entirety.

Reasons for Amendment

The Board has determined that it is in the best interests of the Company and its shareholders to eliminate cumulative voting in all director elections for the following reasons:

•

Annual Elections: Coupled with the annual election of directors, cumulative voting increases the chances that a minority shareholder could take disruptive actions in opposition to the wishes of the holders of a majority of the shares voting.

•

Majority Voting: The Board has determined that cumulative voting is incompatible, and fundamentally at odds, with a majority vote standard because it allows relatively small shareholders to elect directors who are not supported by a majority of the Company’s shareholder base. The Company and the Board believe that each director should represent the interests of all shareholders rather than the interests of a minority shareholder or a special constituency and that cumulative voting could lead to directors having improper incentives. Further, the Board believes that a majority voting standard provides a clearer indication of shareholder sentiment with respect to each nominee. The Board has approved an amendment to the Company’s Bylaws to implement a majority voting standard for uncontested elections and a plurality voting standard for contested elections, and in connection therewith, the adoption of a director resignation policy, both of which will become effective immediately following shareholder approval of this proposal. For a more detailed description of the majority voting Bylaw amendments and the director resignation policy, see the sections entitled “Bylaws—Majority Voting” and “Corporate Governance Guidelines” below.

•

Proxy Access: The Board has also approved an amendment to the Bylaws to include a proxy access provision permitting shareholders to include shareholder-nominated director candidates in the Company’s proxy materials, which amendment will become effective immediately following shareholder approval of this proposal. When combined with proxy access, cumulative voting could produce adverse consequences. Cumulative voting increases the risk that minority shareholders with a small economic interest in the Company could take advantage of the proxy access right to elect directors who are unsupported by a large percentage of the Company’s shareholders. Minority shareholders with special interests and goals inconsistent with those of the majority of shareholders could use the proxy access right coupled with cumulative voting to elect a director whose interests are in accord with the minority group responsible for his or her election, rather than with the Company and all of its shareholders. The election of such directors could result in partisanship and discord on the Board and may impair the ability of the Board to act in the best interests of the Company and all of its shareholders. For a more detailed description of the proxy access Bylaw amendments, see the section entitled “Bylaws—Proxy Access” below.

•

Prevailing Practice: A system of one vote per share for each nominee is the prevailing election standard among large U.S. public companies, favored by a substantial majority of the companies in the S&P 500 and the Fortune 500. Very few publicly traded companies continue to provide for cumulative voting in their governing documents.

Accordingly, the Board unanimously views this proposal as an appropriate balancing measure in light of the annual election of the Company’s directors and the majority voting and proxy access provisions proposed to be included in the Company’s Bylaws. On January 30, 2020, the Board adopted resolutions approving and declaring advisable the proposed amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors and recommending that shareholders approve the proposed amendment. The Board also adopted resolutions (i) amending the Bylaws to provide for majority voting in uncontested elections of directors and plurality voting in contested elections of directors and allow for shareholder proxy access and (ii) amending the voting standard and the director resignation provisions in the Corporate Governance Guidelines in connection with the proposed Bylaw amendment to implement majority voting in uncontested elections of directors, in each case to become effective immediately following shareholder approval of this proposal. If shareholders approve this proposal, the amendment to the Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following shareholder approval of this proposal, and the amendments to the Bylaws and the Corporate Governance Guidelines will become effective immediately upon the filing of such certificate of amendment.

Summary of Amendments to Bylaws and Corporate Governance Guidelines

The Board has approved an amendment to the Bylaws (the “Proposed Bylaw Amendment”) to provide for majority voting in uncontested elections of directors and plurality voting in contested elections and to include shareholder proxy access provisions, to become effective after the shareholders approve the proposal to amend the Certificate of Incorporation to eliminate cumulative voting in the election of directors. In conjunction with the Proposed Bylaw Amendment, the Board has also approved amendments to the Corporate Governance Guidelines with respect to the Company’s voting standards and resignation policy for directors who fail to receive a majority vote in an uncontested election.

A summary of the Proposed Bylaw Amendment and the proposed amendment to the Corporate Governance Guidelines is set forth below:

Bylaws—Majority Voting

•

The Board would amend Section 2.13 (which was Section 2.12 prior to the adoption of a new Section 2.7 in connection with the addition of proxy access (as discussed below)) of the Bylaws to provide that in order for a director to be elected at an uncontested meeting of the shareholders to elect directors, at which a quorum is present, a majority of the votes cast must be “for” the director and that at a contested meeting of the shareholders to elect directors, at which a quorum is present, a plurality of the votes cast shall be sufficient for the election of a director. Abstentions and “broker non-votes” would not be counted as a vote cast either “for” or “against” that nominee’s election.

Bylaws—Proxy Access

•

A new Section 2.7 is proposed to be added to the Bylaws to permit a shareholder, or group of up to twenty shareholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least the previous three years to include director candidates in the Company’s annual meeting proxy materials.

•

The maximum number of shareholder-nominated candidates would be equal to the greater of (i) two or (ii) twenty percent of the number of directors then serving on the Board. If twenty percent of the number of directors then serving on the Board is not a whole number, the maximum number of shareholder-nominated candidates would be rounded down to the closest whole number. Based on the expected size of the Company’s Board following the Annual Meeting of ten directors, the maximum number of shareholder-nominated candidates that the Company would be required to include in its proxy materials for an annual meeting is two. The number of permitted shareholder-nominated candidates required to be included in the Company’s proxy materials would be reduced by (i)(A) the number of shareholder-nominated candidates submitted under the proxy access procedures who are either later withdrawn by the nominated shareholders or (B) who the Board subsequently determined to include in that year’s proxy materials as Board-nominated candidates, and (ii) the number of incumbent directors who had been shareholder-nominated candidates with respect to any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board.

•

So that the Company has adequate time to assess shareholder-nominated candidates, requests to include candidates in the Company’s proxy materials must be received no earlier than 150 days and no later than 120 days prior to the one year anniversary of the date that the Company released proxy materials to shareholders in connection with the previous year’s annual meeting of shareholders.

•

Each shareholder seeking to include a candidate in the Company’s proxy materials would be required to provide certain information and make certain representations and undertakings at the time of requesting such nomination, including, among other things, (i) a representation that the shareholder satisfies the eligibility requirements for including a shareholder-nominated candidate in the Company’s proxy materials, (ii) a copy of the shareholder’s Schedule 14N relating to the candidate as filed with the SEC, (iii) representations and undertakings regarding the shareholder’s intent and compliance with applicable laws, including the lack of intent to change or influence control at the Company and an undertaking to assume liability stemming from the information that the shareholder provides to the Company and (iv) the information required for shareholder nominations of directors at an annual meeting under the Company’s advance notice Bylaw provisions.

•

Each shareholder-nominee would be required to submit a signed agreement which (i) includes the written consent of the shareholder-nominee to being named in the proxy materials as a nominee and to serving as a director if elected, (ii) requires the shareholder-nominee to provide a completed and signed questionnaire as required of the Company’s directors, (iii) provides that the shareholder-nominee has read and agrees to adhere to the Corporate Governance Guidelines and the Company’s other policies and guidelines applicable to directors and (iv) provides that the shareholder-nominee will not become party to an agreement or arrangement (x) with respect to compensation, reimbursement or indemnification in connection with service as a director, (y) as to how such nominee, if elected as a director, will act or vote on any issue or question or (z) that could limit or interfere with such nominee’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law or with the Corporate Governance Guidelines and the Company’s other policies and guidelines applicable to directors, unless, in the case of the foregoing clauses (x) and (y), such agreement has been disclosed to the Company.

Corporate Governance Guidelines

•

The Board would amend Section 8 of the Corporate Governance Guidelines to, among other things, (i) conform with the amendments to the Bylaws regarding the adoption of a majority voting standard and (ii) specify that the Company shall nominate for re-election only incumbent directors who tender, prior to the mailing of the proxy materials for the meeting of the shareholders at which they are to be re-elected, irrevocable resignations that will become effective only upon (x) the failure of such director to receive the required vote for re-election and (y) the Board’s acceptance of such resignation and (iii) specify procedures of the Board and the Nominating and Corporate Governance Committee for determining whether to accept such resignation.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of the Common Stock as of February 28, 2020 (the “Table Date”) by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the NEOs and (iv) all directors and executive officers of the Company as a group. As of the Table Date, there were 94,525,984 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
BlackRock, Inc. (2)	14,148,621	14.97%
55 East 52nd Street
New York, New York 10055

The Vanguard Group (3)	7,833,695	8.29%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

JANA Partners LLC (4)	7,530,268	7.97%
767 Fifth Avenue
8th Floor
New York, New York 10153

Dimensional Fund Advisors LP (5)	6,361,973	6.73%
Building One
6300 Bee Cave Road
Austin, Texas 78746

AllianceBernstein L.P. (6)	4,743,607	5.02%
1345 Avenue of the Americas
New York, New York 10105

Samuel H. Armacost (7)	89,922	*

Scott H. Baxter	0	*

Ronald S. Beard (9)	87,727	*

Oliver G. Brewer III (8)(10)	1,305,937	1.37%

John C. Cushman, III (11)	82,427	*

Laura J. Flanagan	4,461	*

Russell L. Fleischer	15,873	*

Melody Harris-Jensbach	0	*

Glenn F. Hickey (8)	29,766	*

Mark F. Leposky (8)	197,855	*

John F. Lundgren	63,162	*

Brian P. Lynch (8)(12)	60,891	*

Adebayo O. Ogunlesi	60,788	*

Linda B. Segre	28,221	*

Anthony S. Thornley	49,536	*

All directors and executive officers as a group (16 persons) (13)	2,076,566	2.19%

*	Less than one percent

(1)

Except as otherwise indicated, the address for all persons shown in this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the persons shown in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. In computing the number and percentage of shares beneficially owned by each person, the table includes any shares that could be acquired within 60 days of the Table Date through the exercise of options (irrespective of the price at which the Common Stock is trading on the NYSE) and the vesting of RSUs and PRSUs. These shares, however, are not counted in computing the percentage ownership of any other person. Consequently, included in the number and percentage of shares beneficially owned are shares issuable upon the exercise of options with exercise prices above the trading price of the Common Stock as of the Table Date.

(2)

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2020. This schedule reported that BlackRock, Inc. has sole voting power with respect to 13,885,667 shares and sole dispositive power with respect to 14,148,621 shares.

(3)

Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 12, 2020. This schedule reported that Vanguard has sole power to vote with respect to 91,326 shares, shared power to vote with respect to 19,558 shares, sole power to dispose of or to direct disposition of 7,735,467 shares and shared power to dispose of or to direct the disposition of 98,228 shares. The Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 78,670 shares, or 0.08%, of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. The Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 32,214 shares, or 0.03%, of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(4)

Based on a Schedule 13D filed by JANA Partners LLC (“JANA”) with the SEC on June 13, 2019, as amended by Amendment No. 1 to the Schedule 13D filed on January 10, 2020. JANA is a private money management firm which holds Common Stock in various accounts under its management and control. The principal owner of JANA is Barry Rosenstein. Includes 7,293,268 shares held by JANA, 135,000 shares held by James Lillie, 12,000 shares held by Cynthia L. Davis and 90,000 shares held by Roger Farah. By virtue of a Cooperation Agreement entered into with each of Mr. Lillie, Ms. Davis and Mr. Farah, each of JANA, Mr. Lillie, Ms. Davis and Mr. Farah may be deemed to have formed a “group” within the meaning of Section 13(d)(3) of the Exchange Act and may be deemed to beneficially own an aggregate of 7,530,268 Shares. Each of Mr. Lillie, Ms. Davis and Mr. Farah expressly disclaims beneficial ownership of the Shares beneficially owned by JANA and each other. JANA expressly disclaims beneficial ownership of the Shares beneficially owned by each of Mr. Lillie, Ms. Davis and Mr. Farah. JANA has sole voting and dispositive power over the 7,293,268 shares held in its name, which power is exercised by Mr. Rosenstein. Mr. Lillie has sole voting and dispositive power over the 135,000 Shares beneficially owned by him. Ms. Davis has sole voting and dispositive power over the 12,000 Shares beneficially owned by her. Mr. Farah has sole voting and dispositive power over the 90,000 Shares beneficially owned by him.

(5)

Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 12, 2020. This schedule reported that Dimensional Fund Advisors LP has sole voting power with respect to 6,110,108 shares and sole dispositive power with respect to 6,361,973 shares. This schedule also reported that Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries possess voting and/or investment power over the shares owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.

(6)

Based on a Schedule 13G filed by AllianceBernstein L.P. with the SEC on February 14, 2020. This schedule reported that AllianceBernstein has sole voting power with respect to 3,991,866 shares and sole dispositive power with respect to 4,743,607 shares. The shares listed in the table above were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. (“EQH”).

AllianceBernstein L.P. operates under independent management and makes independent decisions from EQH and its respective subsidiaries, and EQH calculates and reports beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the Securities and Exchange Commission in Release Number 34-39538 (January 12, 1998).

(7)	20,000 of Mr. Armacost’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(8)

The number and percentage of shares beneficially owned excludes the number of shares which are subject to RSUs and PRSUs held by the applicable individual that are not scheduled to vest within 60 days of the Table Date. For additional information concerning the vesting of the RSUs and PRSUs that were granted in 2019 and earlier, see “2019 Compensation Tables—Outstanding Equity Awards at Fiscal Year-End 2019.” In 2020, RSUs and PRSUs were granted to the individuals and in the numbers set forth in the table below:

	# of Shares Subject to (a)
Name	RSUs	PRSUs (target)
Mr. Brewer	93,577	114,372
Mr. Lynch	15,596	19,062
Messrs. Hickey and Leposky	10,397	12,708
Ms. Harris-Jensbach	0	0

(a)

One-third of the number of shares subject to the RSUs granted in 2020 vest, subject to continued employment through the applicable vesting date, on each of February 12, 2021, February 12, 2022 and February 12, 2023. The PRSUs granted in 2020 vest after three years, subject to continued employment, based on cumulative currency neutral EPS achievement and relative Total Shareholder Return (rTSR) over a three-year performance period beginning January 1, 2020 and ending December 31, 2022. The current currency neutral EPS and rTSR metrics will be equally weighted, with the opportunity to bank a limited portion of the award for the 50% of the award in respect of currency neutral EPS based upon interim year performance.

(9)	17,500 of Mr. Beard’s shares are held in a trust with his spouse and they share voting and investment power with respect to such shares.

(10)

Includes 497,537 shares issuable upon exercise of options. 30,000 of Mr. Brewer’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(11)	12,200 of Mr. Cushman’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(12)	6,575 of Mr. Lynch’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(13)	Includes 497,537 shares issuable upon exercise of options held, in the aggregate, by individual directors and executive officers.

TRANSACTIONS WITH RELATED PERSONS

It is the written policy of the Board that Company transactions in which any executive officer or director of the Company, or their immediate family members, have a material interest must be on terms which are just and reasonable to the Company. To ensure the terms are just and reasonable, all transactions in excess of $120,000 must be reviewed and approved by the Nominating and Corporate Governance Committee, except that if the transaction is less than $1.0 million, the Chair of the Nominating and Corporate Governance Committee may approve such transaction. In determining whether to approve such a transaction, the Nominating and Corporate Governance Committee, or the Chair, as appropriate, considers, among other things, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board has also determined that certain transactions are pre-approved and do not require review by the Nominating and Corporate Governance Committee. These include (i) compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1.0 million or 2% of the revenues of such other corporation or organization.

Alan Hocknell is the Senior Vice President of Research and Development and was an executive officer of the Company in the beginning of 2019. One of the Company’s other employees in its Research and Development department became Mr. Hocknell’s brother-in-law subsequent to joining the Company. His compensation is monitored by the Company’s Human Resources department and is set based upon market rates. Mr. Hocknell’s brother-in-law is not an officer of the Company. His total compensation in 2019, while not material to the Company, exceeded the threshold for disclosure under Item 404(a) of Regulation S-K but is less than $260,000 in the aggregate.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, Section 16 officers, and greater than 10% beneficial owners to file initial reports of ownership (on Form 3) and periodic reports of changes in ownership (on Forms 4 and 5) of Company securities with the SEC. Based solely on its review of copies of such forms (and any amendments to such forms) and such written representations regarding compliance with such filing requirements as were received from its directors, executive officers and greater than 10% beneficial owners (if any), the Company believes that all such Section 16(a) reports were filed on a timely basis during 2019.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, AS FILED WITH THE SEC, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTENTION: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008. THE COMPANY MAKES AVAILABLE FREE OF CHARGE ON ITS WEBSITE ALL OF ITS FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. THESE MATERIALS CAN BE FOUND AT WWW.CALLAWAYGOLF.COM IN THE “INVESTOR RELATIONS” SECTION.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. If a shareholder desires to nominate someone for election to the Board at, or to bring any other business before, the 2021 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of the Company’s Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the Company’s Corporate Secretary. To be timely, written notice must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s Annual Meeting (i.e., the 2020 Annual Meeting of Shareholders), provided, however, that in the event that the date of the 2021 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Company’s Corporate Secretary not later than 90 days prior to such annual meeting or, if later, 10 days following the date of the first public announcement of the scheduled date of the 2021 annual meeting. As a result, in the event the 2021 annual meeting is not held more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, notice of nominations or other business properly submitted pursuant to the Company’s Bylaws must be received by the Company’s Corporate Secretary no later than the close of business on February 11, 2021 and no earlier than January 12, 2021. Any such notice must include all of the information specified in the Company’s Bylaws.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2021 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, then the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than November 26, 2020. However, if the date of the 2021 annual meeting of shareholders is more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then such notice must be received by the Company’s Corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials for the 2021 annual meeting. Such proposals must comply with the other applicable requirements promulgated by the SEC in Rule 14a-8 of the Exchange Act.

If Proposal No. 4 is approved at the Annual Meeting, the Proposed Bylaw Amendment (as described in Proposal No. 4) will take effect immediately upon the filing of the amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors (as described in Proposal No. 4), and be effective for the 2021 annual meeting. In accordance with the Proposed Bylaw Amendment, any shareholder (or group of up to 20 shareholders) meeting the Company’s continuous ownership requirements (as will be set forth in the Proposed Bylaw Amendment) who wishes to nominate a candidate for election to the Board for inclusion in the Company’s proxy material for its 2021 annual meeting must provide written notice to the Company’s Corporate Secretary no earlier than 150 calendar days and no later than 120 calendar days before the date proxy materials were released to shareholders in connection with this year’s

Annual Meeting, subject to other specific requirements regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility, procedural and disclosure requirements as will be provided in the amended Bylaws. As a result, such notice must be received by the Company’s Corporate Secretary no later than November 26, 2020 and no earlier than October 27, 2020.

OTHER MATTERS

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote upon such matters in accordance with the Board’s recommendation.

Each shareholder is urged to vote via the Internet, by telephone or return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, Attention: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Carlsbad, California	Sarah E. Kim
March 26, 2020	Corporate Secretary

APPENDIX A – NON-GAAP INFORMATION AND RECONCILIATION

CALLAWAY GOLF COMPANY

Supplemental Financial Information and Non-GAAP Reconciliation

(Unaudited)

(In thousands)

	2019 Trailing Twelve Month Adjusted EBITDA					2018 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Total	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	Total
Net income	$48,647	$28,931	$31,048	$(29,218)	$79,408	$62,855	$60,867	$9,517	$(28,499)	$104,740
Interest expense, net	9,639	10,260	9,545	9,049	38,493	1,528	1,661	1,056	704	4,949
Income tax provision (benefit)	9,556	7,208	2,128	(2,352)	16,540	17,219	17,247	1,335	(9,783)	26,018
Depreciation and amortization expense	7,977	9,022	8,472	9,480	34,951	4,737	5,029	4,996	5,186	19,948
Non-cash stock compensation expense	3,435	3,530	2,513	3,418	12,896	2,999	3,465	3,511	3,555	13,530
Acquisitions & other non-recurring costs, before taxes	13,986	6,939	3,009	4,090	28,024	—	—	1,521	(2,269)	(748)

Adjusted EBITDA	$93,240	$65,890	$56,715	$(5,533)	$210,312	$89,338	$88,269	$21,936	$(31,106)	$168,437

A-1

Callaway Golf Company
2020 Annual Meeting of Shareholders
Tuesday, May 12, 2020
8:00 a.m. PDT

N
W
E
S
78
5
15
College Blvd.
Faraday Ave.
Priestly Dr.
San Marcos Blvd.
(turns into Palomar Airport Rd.)
Callaway Golf Company
2180 Rutherford Road
760/931-1771
Aston Ave.
Rutherford Road
Pascal Ct
El Camino Real
College Blvd.
Hidden Valley
Palomar Airport
Palomar Airport Road

From Interstate 5:
Exit Palomar Airport Road
Go East on Palomar Airport Road to College Blvd.
Turn left onto College Blvd.
Turn right onto Aston Avenue
Turn right onto Rutherford Road
Turn left into parking lot at 2180 Rutherford Road

Your vote matters - here’s how to vote!   You may vote online or by phone instead of mailing this card.   Using a black ink pen, mark your votes with an X as shown in this example.   Please do not write outside the designated areas.    Votes submitted electronically must be  received by 1:00 a.m., Pacific Time, on  May 12, 2020.   Online   Go to www.investorvote.com/ELY or scan  the QR code -- login details are located in  the shaded bar below.   Phone  Call toll free 1-800-652-VOTE (8683) within  the USA, US territories and Canada    Save paper, time and money!  Sign up for electronic delivery at  www.investorvote.com/ELY   2020 Annual Meeting Proxy Card     .   IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Proposals -- THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS   RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED BELOW AND “FOR” PROPOSALS 2, 3 AND 4.  A  01 -Oliver G. Brewer III  05 -Laura J. Flanagan  09 -Linda B. Segre   1. Election of Directors:  02 -Samuel H. Armacost  06 -Russell L. Fleischer  10 -Anthony S. Thornley  03 -Scott H. Baxter  07 -John F. Lundgren  04 -John C. Cushman, III   08 -Adebayo O. Ogunlesi  +  Mark here to vote  FOR all nominees  Mark here to WITHHOLD  vote from all nominees  For All EXCEPT - To withhold authority to vote for any nominee(s),   write the name(s) of such nominee(s) below.  _____________________________________________________________________   Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the Annual Meeting in connection   with the election of directors. To specify different instructions with regard to cumulative voting, write your instructions on the line below.   For Against Abstain For Against Abstain   2. Ratify, on an advisory basis, the appointment of Deloitte &  3. Approve, on an advisory basis, the compensation of the  Touche LLP as the Company’s independent registered public   Company’s named executive officers.   accounting firm for the fiscal year ending December 31, 2020.   4. Approve an amendment to the Certificate of Incorporation to In their discretion, Brian P. Lynch and Sarah E. Kim, or either of them, are authorized to vote upon   eliminate cumulative voting in the election of directors. such other business as may properly come before the meeting or any adjournment or  postponement thereof.   Authorized Signatures -- This section must be completed for your vote to count. Please date and sign below. B   Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.   Date (mm/dd/yyyy) -- Please print date below. Signature 1 -- Please keep signature within the box. Signature 2 -- Please keep signature within the box.    1UPX  +    037OMD

Important notice regarding the Internet availability of proxy materials for the Shareholder Meeting  To Be Held on May 12, 2020: The Annual Report and Proxy Statement are available on the Internet at:  http://www.allianceproxy.com/callawaygolf/2020     Small steps make an impact.  Help the environment by consenting to receive electronic  delivery, sign up at www.investorvote.com/ELY     .  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    +     Proxy -- CALLAWAY GOLF COMPANY    The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints BRIAN P. LYNCH and SARAH E. KIM, or either of them, proxies of the undersigned,  each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of  Callaway Golf Company to be held at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008 (or, if applicable, via remote communication),  on May 12, 2020, at 8:00 A.M. (Pacific Time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in  the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the  reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either  of them, shall have the power to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole  discretion.   THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS  PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF  AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.   (Items to be voted appear on reverse side)   Non-Voting Items C  Change of Address -- Please print new address below. Comments -- Please print your comments below.   Meeting Attendance   Mark box to the right if  you plan to attend the  Annual Meeting.    +